UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement
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Valley National Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VALLEY NATIONAL BANCORP

1455 Valley Road

Wayne, New Jersey 07470

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, April 5, 2006

To Our Shareholders:

The annual meeting of shareholders of Valley National Bancorp (“Valley”) will be held at the Crowne Plaza Fairfield (formerly the Prime Hotel & Suites), 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 5, 2006 at 2:00 p.m. to vote on these proposals:

1. To elect 14 directors.

2. To vote for the approval of an amendment to Valley’s 1999 Long-Term Stock Incentive Plan to increase the maximum number of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock awards available under the 1999 Plan from 4,187,800 to 5,987,800 shares of Valley’s common stock.

3. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 17, 2006 are entitled to notice of and to vote at the meeting. Whether or not you plan to attend the meeting, please execute and return the enclosed proxy in the envelope provided or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card.

By Order of the Board of Directors

/S/ GERALD H. LIPKIN
Gerald H. Lipkin Chairman, President and Chief Executive Officer

March 1, 2006

VALLEY NATIONAL BANCORP

1455 Valley Road

Wayne, New Jersey 07470

PROXY STATEMENT

GENERAL PROXY STATEMENT INFORMATION

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Valley National Bancorp (“Valley” or the “Company”) for use at Valley’s 2006 annual meeting of shareholders and at any adjournment of the meeting. You are cordially invited to attend the meeting, which will be held at the Crowne Plaza Fairfield (formerly the Prime Hotel & Suites), 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 5, 2006 at 2:00 p.m. local time. This proxy statement is first being mailed to shareholders on or about March 1, 2006.

Shareholders Entitled to Vote

The record date for the meeting is February 17, 2006. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

On the record date there were 111,248,817 shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

Multiple Copies of Valley’s Annual Report and Proxy Statement

When more than one holder of Valley common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Valley common stock in “street name” for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.

Valley will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any shareholder, including a beneficial owner of stock held in “street name,” at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of Valley’s annual report and proxy statement, you may call or write Dianne M. Grenz, Senior Vice President, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380 or e-mail her at dgrenz@valleynationalbank.com. You may also access a copy of Valley’s annual report and proxy statement on Valley’s website, www.valleynationalbank.com.

You may also contact Ms. Grenz at the address or telephone number above if you are a shareholder of record of Valley and you wish to receive a separate annual report and proxy statement in the future, or if you are currently receiving multiple copies of Valley’s annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in “street name” and you want to increase or decrease the number of copies of Valley’s annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

Proxies and Voting Procedures

Your vote is important and you are encouraged to vote your shares promptly.

Each proxy submitted will be voted as directed. However, if a proxy solicited by the Board of Directors does not specify how it is to be voted, it will be voted as the Board recommends—that is, FOR the election of the 14 nominees for director named in this proxy statement and FOR the approval of the amendment to Valley’s 1999 Long-Term Stock Incentive Plan, unless the shareholder specifies a different choice by means of his proxy or revokes the proxy prior to the time it is exercised.

If any other matters are properly presented at the meeting for consideration, such as consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of this proxy statement we did not anticipate that any other matters would be raised at the meeting.

We are offering you three alternative ways to vote your shares.

To Vote by Mail

To vote your proxy by mail, please sign, date, and mail your proxy card in the envelope provided as soon as possible.

To Vote by Telephone (Touch-Tone Phone Only)

If you wish to vote by telephone, call toll-free 1-800-776-9437 and follow the instructions. Have your proxy card available when you call.

To Vote by Internet

If you wish to vote using the Internet, you can access the web page at www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

Regardless of the method that you use to vote, you will be able to vote in person or revoke your proxy if you follow the instructions provided below in the section entitled “Voting in Person; Revoking Your Proxy.”

If you are a participant in Valley’s dividend reinvestment plan, the shares that are held in your dividend reinvestment account will be voted in the same manner as your other shares, whether you vote by mail, by telephone or by Internet.

If you are an employee or former employee of Valley, and participate in Valley’s Savings and Investment Plan (a 401(k) plan with an employee stock ownership feature—“KSOP”), you will receive one proxy card representing the total shares you own through this plan. The proxy card will serve as a voting instruction card for the trustee of the plan where all accounts are registered in the same name. If you own shares through the KSOP and do not vote, the plan trustee will vote the plan shares in the same proportion as shares for which instructions were received under the plan. The plan trustee will also vote the unvoted shares in the same proportion as shares for which instructions were received under the plan. Therefore, if you are a participant in the KSOP and vote your shares, the trustee will use your vote when determining the correct proportion.

Voting in Person; Revoking Your Proxy

The method by which you vote will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting. If you submit a proxy and then wish to change your vote or vote in person at the meeting, you will need to revoke the proxy that you have submitted. You can revoke your proxy at any time before it is exercised by delivery of a properly executed, later-dated proxy or a written revocation of your proxy. A later-dated proxy or written revocation must be received before the meeting by the Corporate Secretary of Valley, Alan D. Eskow, at 1455 Valley Road, Wayne, New Jersey 07470, or it must be delivered to the Corporate Secretary at the meeting before proxies are voted. You may also revoke your proxy by submitting a new proxy via telephone or the Internet. You will be able to change your vote as many times as you wish prior to the annual meeting and the last vote received chronologically will supercede any prior votes.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

Directors will be elected by a plurality of the votes cast at the meeting. Thus, an abstention or a broker “non-vote” will have no effect on the outcome of the vote on election of directors at the meeting. The vote required for the approval of the amendment to Valley’s 1999 Long-Term Stock Incentive Plan is described below.

Method and Cost of Proxy Solicitation

This proxy solicitation is being made by Valley’s Board of Directors and Valley will pay the cost of soliciting proxies. Proxies may be solicited by officers, directors and employees of Valley in person, by mail, telephone, facsimile or other electronic means. We will not specially compensate those persons for their solicitation activities. In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expense incurred in sending proxies and proxy materials to beneficial owners of Valley common stock.

ITEM 1—ELECTION OF DIRECTORS

DIRECTOR INFORMATION

Under Valley’s by-laws, the Board of Directors fixes the exact number of directors, with a minimum of 5 and a maximum of 25. The Board has fixed the number of directors at 14.

The persons named on the proxy card intend to vote the proxies FOR the election of the 14 persons named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election and the Board selects a substitute nominee, the proxies will be voted for the substitute nominee selected by the Board. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected.

Each candidate for director has been nominated to serve a one-year term until Valley’s 2007 annual meeting and thereafter until the person’s successor has been duly elected and qualified. The following table sets forth the names and ages of the Board’s nominees for election, the nominees’ position with Valley (if any), the principal occupation or employment of each nominee for the past five years, any other directorships held by the nominee with companies registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act and the period during which each nominee has served as a director of Valley. The nominees’ prior service as directors includes prior service as directors of Valley National Bank (the “Bank”) prior to the formation of the holding company.

Name, Age and Position With Valley	Principal Occupations During Past Five Years; Other Public Company Directorships	Director Since
Andrew B. Abramson, 52	President and Chief Executive Officer, The Value Group, Inc. (real estate development and property management firm)	1994

Pamela R. Bronander, 49	Vice President, KMC Mechanical, Inc. (mechanical contractor)	1993

Eric P. Edelstein, 56	Executive Vice President and Chief Financial Officer, Griffon Corporation (manufacturer and developer of variety of products); former Managing Partner-Business Consulting National Practices of Arthur Andersen LLP	2003

Mary J. Steele Guilfoile, 51	Chairman of MG Advisors, Inc. (privately owned financial services merger and acquisition advisory and consulting firm); former Executive Vice President and Chief Administrative Officer of J. P. Morgan Chase & Co.; former Partner, Chief Financial Officer and Chief Operating Officer of The Beacon Group, LLC (private equity, strategic advisory and wealth management partnership); Partner, The Beacon Group, a private investment group; CPA	2003

H. Dale Hemmerdinger, 61	President of The Hemmerdinger Corporation (a commercial and residential real estate ownership and development company) and Chairman of Atlas Real Estate Funds, Inc.	2003

Graham O. Jones, 61*	Attorney, Jones & Jones	1997

Walter H. Jones, III, 63*	Former Chairman of the Board of Hoke, Inc., its affiliates and subsidiaries (manufacturer of precision fluid control products)	1997

Gerald Korde, 62	President, Birch Lumber Company, Inc. (wholesale and retail lumber distribution company)	1989

Michael L. LaRusso, 60	Former Executive Vice President and Director of Corporate Monitoring Group-Union Bank of California	2004

Name, Age and Position With Valley	Principal Occupations During Past Five Years; Other Public Company Directorships	Director Since
Gerald H. Lipkin, 65 Chairman, President and Chief Executive Officer	Chairman, President and Chief Executive Officer of Valley National Bancorp and Valley National Bank	1986

Robinson Markel, 71	Member of the law firm of Katten Muchin Rosenman LLP (formerly KMZ Rosenman) since February 1998; former Director of Merchants New York Bancorp, Inc. and The Merchants Bank of New York	2001

Robert E. McEntee, 73	Management Consultant; CPA	1979

Richard S. Miller, 71	President, Williams, Caliri, Miller & Otley, A Professional Corporation (law firm); former Director of Ramapo Financial Corporation and The Ramapo Bank	1999

Barnett Rukin, 65	Chief Executive Officer, SLX Capital Management (asset manager); former Senior Vice President and Regional Chief Executive Officer, Northeast Region, Coach USA (bus company); former Chairman and Chief Executive Officer, Hudson Transit Lines, Inc. (operator of Short Line Bus Company)	1991

*	Walter H. Jones, III and Graham O. Jones are brothers.

RECOMMENDATION AND VOTE REQUIRED ON ITEM 1

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINATED SLATE OF DIRECTORS.

Directors will be elected by a plurality of the votes cast at the annual meeting, whether in person or by proxy.

ITEM 2 — APPROVAL OF AMENDMENT TO THE 1999 PLAN

GENERAL

The Board of Directors has approved for submission to Valley’s shareholders an amendment to the Valley National Bancorp 1999 Long-Term Stock Incentive Plan (the “1999 Plan”) to increase the number of shares available for grant under the 1999 Plan. The full text of the 1999 Plan, as amended, is attached to this Proxy Statement as Exhibit A and the following description of the 1999 Plan and the amendment is qualified in its entirety by reference to Exhibit A. The purposes of the 1999 Plan are to provide additional incentive to officers and key employees of Valley and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their responsibilities, to attract and retain competent and dedicated individuals, and to align the interests of those officers and employees more closely with the interests of Valley’s shareholders.

AMENDMENT TO THE 1999 PLAN

On February 14, 2006, the Board of Directors approved an amendment to the 1999 Plan (the “Amendment”) in order to increase by 1,800,000 the number of shares of Valley’s common stock available for awards under the 1999 Plan. The amendment increases the number of shares available for incentive stock options, non-qualified stock options and stock appreciation rights by 1,200,000 and the number of shares available for awards of restricted stock under the 1999 Plan by 600,000.

APPROVAL REQUIRED

In accordance with the listing requirements of the New York Stock Exchange, shareholder approval of the amendment to the 1999 Plan requires the affirmative vote of a majority of votes cast where total votes cast represent over 50% of all shares entitled to vote. Total votes cast include those cast for or against or abstaining with respect to this proposal. Broker non-votes are not counted as votes cast. The Board of Directors recommends that shareholders vote “FOR” the amendment to the 1999 Plan.

DESCRIPTION OF THE 1999 PLAN

TYPES OF OPTIONS AND AWARDS

The 1999 Plan provides that the Compensation and Human Resources Committee may grant eligible employees incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. All options and awards to be granted under the 1999 Plan are options for or awards relating to shares of Valley’s common stock. “Incentive stock options” to be granted under the 1999 Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. “Non-qualified stock options” are those options, which when granted or due to subsequent disqualification, do not qualify as incentive stock options within the meaning of Section 422 of the Code.

SHARES SUBJECT TO THE 1999 PLAN

Upon approval of the Amendment, the 1999 Plan will provide for the issuance of 5,987,800 shares of which not more than an aggregate of 598,779 shares may be issued or transferred pursuant to options and/or awards to any one eligible employee. Subject to the foregoing aggregate limitations, the maximum number of shares that may be issued or transferred pursuant to options or awards for incentive stock options, non-qualified stock options and stock appreciation rights will be 4,550,239 and the maximum number of shares that may be issued or transferred pursuant to awards of restricted stock will be 1,437,561. As of the February 17, 2006 record date, the number of shares available for awards under the 1999 Plan (not including the additional shares under the Amendment) was 567,906, of which the number of shares available for incentive stock options, non-qualified stock options and stock appreciation rights was 557,352 and the number of shares available for restricted stock was 10,554. As of the February 17, 2006 record date, the closing price of the common stock of Valley on the New York Stock Exchange was $24.11 per share.

The 1999 Plan provides that the committee shall conclusively determine the appropriate adjustments, if any, to the number of shares available and purchase price for stock options and awards in the case of a Change in Capitalization (as defined in the 1999 Plan). Any adjustment to shares subject to outstanding incentive stock options will be made in a manner which will not constitute a modification as defined by Section 425(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 425 of the Code.

TERMINATION AND AMENDMENT

The 1999 Plan will terminate on the day preceding the tenth anniversary of its effective date which is January 19, 2009. However, the Board of Directors has the right to terminate the 1999 Plan at any time.

The Board also has the right to amend the 1999 Plan. However, without the approval of Valley’s shareholders no amendment may be made to the 1999 Plan if the amendment would, except as provided under the 1999 Plan for a Change in Capitalization, (a) increase the maximum number of shares as to which options or awards may be granted under the 1999 Plan, or (b) change the class of persons eligible to participate.

The following amendments do not require shareholder approval unless required by law or regulation to preserve the intended benefits of the 1999 Plan to Valley or the participants: (a) change the minimum purchase price of shares pursuant to options or awards as provided in the 1999 Plan, (b) extend the maximum period for granting options under the 1999 Plan, or (c) otherwise materially increase the benefits accruing to eligible employees under the 1999 Plan.

The rights under any option or award granted before any amendment to the 1999 Plan may not be adversely affected by such amendment, except with the consent of the optionee or grantee, as the case may be.

ADMINISTRATION

The 1999 Plan is administered by a committee designated by the Board. Each member of the committee is a Non-Employee Director (as defined in Rule 16b-3 of the Exchange Act) and an “outside director” within the meaning of Section 162(m) of the Code. A majority of the committee will constitute a quorum and a majority of a quorum may authorize any action. No failure to be so qualified will invalidate any option or award or any action or inaction under the 1999 Plan.

The committee has the power to identify each officer or key employee qualified to receive an option or award and determine the number of shares subject to each option or award, the date of grant and the terms and conditions governing the option or award. The committee is charged with the responsibility of interpreting the 1999 Plan and making all administrative determinations.

ELIGIBILITY

Eligible employees, which include all officers and other key employees of Valley or its subsidiaries designated by the committee are eligible to receive options or awards under the 1999 Plan, but no person may receive any options or awards unless he is an employee of Valley or a subsidiary at the time the option or award is granted.

TERMS AND CONDITIONS OF STOCK OPTIONS

TERM

All options to be granted under the 1999 Plan will be for such term as the committee determines, provided that (i) all incentive stock options will not be exercisable after the expiration of ten years from the date granted, and (ii) all non-qualified stock options will not be exercisable after the expiration of ten years and one day from the date granted. The committee may, subsequent to the granting of any option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence. The 1999 Plan provides that any options which are intended to be incentive stock options and are granted to an optionee who owns more than 10% of Valley common stock (a “Ten-Percent Shareholder”) must have terms of five years or less.

PURCHASE PRICE

The 1999 Plan provides that the purchase price shall be set forth in the grant agreement between the eligible employee and Valley. The purchase price per share under each incentive stock option must not be less than 100% of the fair market value of a share at the time the option is granted (110% in the case of an incentive stock option granted to a Ten-Percent Shareholder) and the purchase price per share under each non-qualified stock option must not be less than 80% of the fair market value of a share at the time the option is granted. Due to adverse tax consequences associated with below market options under Section 409A of the Code, non-qualified stock options generally will be granted at 100% of the fair market value. The 1999 Plan defines “fair market value” on any date generally, as the last sale price reported on the New York Stock Exchange.

The 1999 Plan provides that the purchase price for shares purchased pursuant to the exercise of any option is payable in full at the time of exercise. The purchase price may be paid in cash, by check, or at the discretion of the committee and upon such terms and conditions as the committee shall approve, by transferring shares to Valley.

EXERCISE PERIOD

The 1999 Plan provides that if an optionee’s employment terminates by reason of death, the right of the optionee, his or her estate, beneficiary or representative to exercise any outstanding, vested options will terminate one year following such termination of employment and shall thereafter terminate. If the termination of employment is due to the optionee’s “Retirement” (as defined in the 1999 Plan), the option will be exercisable for a period of 18 months following such termination of employment. If an optionee’s employment terminates by reason of dismissal for “Cause” (as defined in the 1999 Plan) or is by the optionee (other than due to the optionee’s Retirement) the right of the optionee to exercise any outstanding, vested options will terminate on the date of such termination of employment. If an optionee’s employment terminates without cause, the option will be exercisable for a period of 90 days following termination of employment.

Notwithstanding the foregoing, the committee may provide, either at the time the option is granted or thereafter, that the option may be exercised after periods provided above, but in no event beyond the term of the option.

Upon death or termination of employment due to Retirement, all options become immediately and fully exercisable.

CHANGE IN CONTROL PROVISIONS

In the event of a Change in Control (as defined in the 1999 Plan), all options outstanding on the date of such a Change of Control shall become immediately and fully exercisable.

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

TERM

All stock appreciation rights available for issuance under the 1999 Plan will be for such term as the committee determines. If granted in connection with an option, such stock appreciation right will cover the same shares covered by the option (or such lesser number of shares as the committee may determine) and, except as provided below, will be subject to the same term as the related option.

EXERCISE

The 1999 Plan provides that a stock appreciation right granted in connection with an option is exercisable only at such time or times and to the extent that the related option is exercisable. If such stock appreciation right is connected to an incentive stock option it will be exercisable only if the fair market value of a share on the date of exercise exceeds the purchase price of the related incentive stock option. The 1999 Plan provides that a stock appreciation right unrelated to an option will contain such terms and conditions as to exercisability, vesting and duration as the committee will determine, but in no event shall they have a term of greater than ten years. Upon the death or Retirement of a grantee, all stock appreciation rights become immediately exercisable. Upon the Retirement of a grantee, the stock appreciation rights held by that grantee will be exercisable for a period of 90 days following such termination of employment. Other exercise terms generally parallel those applicable to options.

PAYMENT

The 1999 Plan provides that upon exercise of a stock appreciation right related to an option the grantee will receive an amount determined by multiplying (A) the excess of fair market value of a share on the date of exercise of such stock appreciation right over the per share purchase price under the related option, by (B) the number of shares as to which such stock appreciation right is being exercised. Notwithstanding the foregoing, the committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted. The 1999 Plan provides that upon exercise of a stock appreciation right unrelated to an option the grantee will receive an amount determined by multiplying (A) the excess of fair market value of a share on the date of exercise of such stock appreciation right over the per share fair market value of a share on the date of the grant of the stock appreciation right, by (B) the number of shares as to which such stock appreciation right is being exercised. The committee has discretion to make such payments either solely in shares of Valley’s common stock in a number determined at their fair market value on the date of exercise of the stock appreciation right or in cash or in a combination of cash and shares.

RESTRICTIONS

The 1999 Plan provides that no stock appreciation right may be exercised before the date six months after the date it is granted, except in the event of death of the grantee before the expiration of the six-month period or in the event of a Change in Control.

CHANGE IN CONTROL

In the event of a Change in Control, subject to certain restrictions, all stock appreciation rights shall become immediately and fully exercisable.

TERMS AND CONDITIONS OF RESTRICTED STOCK

TERMS AND CONDITIONS

The 1999 Plan provides that upon granting a restricted stock award an agreement between the grantee and Valley will set forth the restrictions, terms, and conditions of the award. Such agreement may require that an appropriate legend be placed on share certificates. Upon the grant of the restricted stock, the shares will be issued in the name of the grantee as soon as reasonably practicable after the purchase price, if any, is paid, and such shares will be deposited with the escrow agent pending termination of the restrictions which apply thereto. The 1999 Plan provides that upon delivery of such shares to the escrow agent, the grantee will have all rights of a shareholder with respect to the shares, including the right to vote and the right to receive all dividends paid or made with respect to the shares, unless the committee, in its discretion, determines that such payment of dividends should be deferred.

If a grantee receives rights or warrants with respect to any shares which were awarded to him as restricted stock, such rights or warrants or any shares or other securities he acquires by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the grantee free and clear of the restrictions and obligations provided by the 1999 Plan.

At the time of an award of shares of restricted stock, the committee may, in its discretion, determine that the payment to the grantee of dividends, or a specified portion thereof, declared or paid on shares of restricted stock by the Company shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such shares, in which case such dividends shall be paid over to the grantee, or (ii) the forfeiture of such shares, in which case such dividends shall be forfeited to the Company, and such dividends shall be held by the Company for the account of the grantee until such time. In the event of such deferral, interest shall be credited on the amount of such dividends held by the Company for the account of the grantee from time to time at such rate per annum as the committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

RESTRICTIONS

The 1999 Plan provides that the restrictions upon the shares of restricted stock will lapse at the time or times and on the terms, conditions and satisfaction of performance criteria as the committee determines as may be set forth in the agreement. Such restrictions will only lapse if the grantee on the date of the lapse is then and has continuously been an employee of Valley or a subsidiary from the date the award was granted. In the event of a Change in Control, all restrictions upon any shares of restricted stock lapse immediately and all such shares become fully vested in the grantee. In the event of termination of employment as a result of death or Retirement of a grantee, all restrictions upon shares of restricted stock awarded to such grantee shall thereupon immediately lapse. The committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon shares of restricted stock awarded. When the restrictions lapse, Valley will deliver to the grantee a certificate for the number of shares of common stock without any legend or restrictions (except those required by federal or state securities laws) equivalent to the number of shares of restricted stock for which the restrictions have terminated.

FEDERAL TAX CONSEQUENCES UNDER THE 1999 PLAN

The following is a summary of the Federal income tax consequences of transactions under the 1999 Plan, based on Federal income tax laws in effect on January 1, 2006. This summary is not intended to be comprehensive and does not describe state or local income tax consequences.

Incentive Stock Options

No income is realized by the optionee upon the grant or exercise of an option that qualifies as an incentive stock option under Section 422 of the Internal Revenue Code. If common stock is issued to an optionee upon exercise of an incentive stock option, and if the optionee does not dispose of those shares in a disqualifying disposition within two years after the date of the option grant or within one year after the shares are issued to the optionee, then:

•	on the sale of the shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and

•	no deduction will be allowed to Valley for federal income tax purposes.

The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, then generally:

•	The optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares, and

•	Valley will be entitled to deduct the amount of income taxed to the optionee for federal income tax purposes if the amount represents an ordinary and necessary business expense. Consequently, Valley requires the optionee to notify Valley if there is a disposition prior to the expiration of either holding period described above.

If an incentive stock option is exercised more than three months after termination of employment, the option will be taxed in the same manner as the exercise of a nonqualified stock option, except when termination of employment is due to death or disability. In the case of death or disability, if an incentive stock option is exercised more than one year after termination of employment, the option will be taxed in the same manner as a non-qualified stock option.

Nonqualified Stock Options

With respect to options granted at fair market value on the date of grant and that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code:

•	No income is realized by the optionee at the time the option is granted.

•	Generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise.

•	Valley is entitled to a federal income tax deduction equal to the amount of income taxed to the optionee. Prior to the exercise of an option, the optionee shall make an appropriate payment or other provision (which may include the withholding of shares of common stock) with respect to any withholding or similar tax requirement. Valley requires payment by the optionee of the withholding tax at the time of exercise.

•	Upon disposition of the common stock acquired by exercise of the non-qualified option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

If the options were granted at less than fair market value on the date of grant to a highly paid employee (as defined under the Code), income would be realized on the date of grant and potentially each year thereafter based upon the increase in value of the shares.

Stock Appreciation Rights

With respect to SARs:

•	In general, no income is realized by the grantee at the time the SAR is granted.

•	Generally, at exercise, the grantee will be required to include as ordinary income an amount equal to the cash received and the fair market value of any shares of common stock received on the exercise. Payment by the SAR holder of the applicable withholding tax is required.

•	Valley may be entitled to a federal income tax deduction equal to the amount of income taxed to the grantee.

Restricted Stock

With respect to restricted stock:

•	In general, no income is realized by the grantee at the time the restricted stock is granted.

•	When restrictions on the restricted stock lapse, the grantee will be subject to tax at ordinary income rates on the amount by which the fair market value of the restricted stock at such time exceeds the amount (if any) paid for the stock by the grantee. Valley generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee.

However, a grantee may elect under Section 83(b) of the Internal Revenue Code within 30 days of the date of receipt of the restricted stock to be taxed differently. In this case:

•	Income is realized by the grantee at the time the restricted stock is granted, in an amount equal to the excess of the fair market value of such shares of restricted stock at such time (determined without regard to any restrictions which apply to the shares) over the purchase price, if any, of the shares.

•	When the shares are sold, the grantee will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the purchase price and the amount included in gross income under Section 83(b).

With respect to a sale or exchange of the shares after the forfeiture period has expired, the holding period to determine whether the grantee has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares will generally be based on the fair market value of such shares on such date.

Dividends on Restricted Stock

Dividends paid on restricted stock still subject to forfeiture will generally be treated as compensation that is taxable as ordinary income to the grantee and may be deductible by Valley. If dividends are deferred with respect to restricted stock awards, then dividends will be taxed as compensation at ordinary income rates when paid to the grantee and will generally be deductible by Valley at that time. If the grantee elected to pay tax on the stock at the time of the award, however, the dividends paid on the restricted stock are treated as dividend income, which is taxable at a 15% rate to the grantee and not deductible by Valley.

Withholding

Valley has the right to deduct or withhold, or require an optionee or grantee to remit to Valley, an appropriate payment or other provision (which may include the withholding of shares of common stock) with respect to any withholding or similar tax requirement.

Stock Swaps

An optionee can, with Valley’s permission, transfer previously owned unrestricted shares to Valley to satisfy the purchase price under an option. Generally, if an optionee uses previously owned stock to satisfy the purchase price of an incentive stock option:

•	the optionee will not be required to realize any gain upon the exchange of the old shares for the new shares, and

•	the optionee will carry over into the same number of new shares the basis and holding period for the old shares.

If the optionee purchases more shares than the number of old shares surrendered in the stock swap, the additional shares received in the stock swap will have a basis of zero and a holding period beginning on the date of the exercise of the option. If, however, the optionee satisfies the purchase price of an incentive stock option using shares originally acquired through the exercise of an incentive stock option, and the stock swap occurs before the end of the statutory holding period applicable to the old shares, the stock swap will be a disqualifying disposition of the exchanged shares, resulting in the immediate recognition of ordinary income. Moreover, if shares received in a stock swap are disposed of before the end of the requisite holding period, the taxable gain will be calculated based upon the lowest basis of the shares acquired in the stock swap.

If a stock swap is used to exercise a nonqualified stock option, the exchange of the old shares for an equal number of new shares generally will be tax-free to the optionee, and the optionee will carry over into the new shares the basis and holding period of the old shares. However, unlike the use of stock swaps upon the exercise of incentive stock options, if more shares are acquired than surrendered, the additional shares received in the stock swap will generally be taxed as compensation income in an amount equal to their fair market value at the time of the stock swap. The optionee’s basis in those additional shares will be their fair market value taken into account in quantifying the optionee’s compensation income and the holding period for such shares will begin on the date of the stock swap.

Capital Gains

Under current law, a taxpayer’s net capital gain (i.e., the amount by which the taxpayer’s net long-term capital gains exceed his net short-term capital losses) from a sale of shares is subject to tax at a maximum rate of 15% for federal income tax purposes if the shares have been held for more than 12 months. Ordinary income is subject to tax at rates as high as 35%. Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible based on the foregoing limitation may be carried forward to future years. Dividends generally are subject to a 15% rate.

1999 PLAN BENEFITS

From the commencement date of the Incentive Plan through February 17, 2006, options to purchase a total of 3,619,894 shares of common stock have been granted under the 1999 Plan at an exercise price per share equal to not less than the fair market value of the common stock on the date of grant. As of February 17, 2006, the total number of shares awarded under the 1999 Plan to the named executive officers and directors were as follows: Mr. Lipkin, Chairman of the Board, President and Chief Executive Officer, 236,290 shares; Mr. Crocitto, Executive Vice President, 145,148 shares; Mr. Eskow, Executive Vice President and Chief Financial Officer, 131,705 shares; Mr. Lawrence, Executive Vice President, 61,699 shares; Mr. Meyer, Executive Vice President, 145,148 shares; all executive officers as a group, 1,227,250 shares; and all current non-employee directors as a group, none.

RECOMMENDATION ON PROPOSAL 2

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(*)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,038,426	$22.00	565,300
Equity compensation plans not approved by security holders	—	—	—

Total	3,038,426	$22.00	565,300

(*)	Does not include 42,393 options issued under plans of companies acquired by Valley that are still outstanding. No further options may be issued under these plans.

CORPORATE GOVERNANCE

General

The business and affairs of Valley are managed under the direction of the Board of Directors. Members of the Board are kept informed of Valley's business through discussions with the Chairman and Valley’s other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. In this regard, to further educate directors about Valley and assist committees in their work, committees are encouraged to invite non-member directors to attend committee meetings to learn about the workings of the Board. All members of the Board also served as directors of Valley's subsidiary bank, Valley National Bank, during 2005. It is the Company’s policy that all directors attend the annual meeting absent a compelling reason, such as family or medical emergencies. Last year, all directors then serving attended Valley’s annual meeting.

Valley’s Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements. The Board has adopted corporate governance practices, which the Board and senior management believe promote this purpose. We periodically review these governance practices, the rules and listing standards of the New York Stock Exchange and SEC regulations.

Director Independence

The Board has determined that a majority of the directors and all current members of the Nominating and Corporate Governance, Compensation and Human Resources, and Audit committees are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and Section 303.01 of the Listed Company Manual of the New York Stock Exchange. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors.

Valley’s independent directors are: Andrew B. Abramson, Pamela R. Bronander, Eric P. Edelstein, H. Dale Hemmerdinger, Walter H. Jones, III, Gerald Korde, Michael L. LaRusso, Robinson Markel, Robert E. McEntee, Richard S. Miller, and Barnett Rukin.

To assist it in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with Valley fall within these categories is independent:

•	A loan made by the Bank to a director, his or her immediate family or an entity affiliated with a director or his or her immediate family, or a loan personally guaranteed by such persons if such loan (i) complies with federal regulations on insider loans, where applicable; and (ii) is not classified by the Bank’s credit committee or by any bank regulatory agency which supervised the Bank as substandard, doubtful or loss;

•	A deposit, trust, insurance brokerage, investment advisory, securities brokerage or similar customer relationship between Valley or its subsidiaries and a director, his or her immediate family or an affiliate of his or her immediate family if such relationship is on customary and usual market terms and conditions;

•	The employment by Valley or its subsidiaries of any immediate family member of the director if the employee serves below the level of a senior vice president;

•	Annual contributions by Valley or its subsidiaries to any charity or non-profit corporation with which a director is affiliated if the contributions do not exceed an aggregate of $30,000 in any calendar year;

•

Purchases of goods or services by Valley or any of its subsidiaries from a business in which a director or his or her spouse or minor children is a partner, shareholder or officer, if the director, his or her spouse and minor children own five (5%) percent or less of the equity interests of that business and do not serve as an executive officer of the business; or

•	Purchases of goods or services by Valley, or any of its subsidiaries, from a director or a business in which the director or his or her spouse or minor children is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her spouse or minor children or such business in the last calendar year does not exceed the greater of $60,000 or 5% of the gross revenues of the business.

Executive Sessions of Non-Management Directors

Valley’s Corporate Governance Guidelines require the Board to provide for regular executive sessions including only non-management directors. At least once a year, the Board holds an executive session including only independent directors. Valley’s Board has chosen to rotate the presiding director for each meeting among the respective chairmen of the Audit, Compensation and Human Resources and Nominating and Corporate Governance Committees.

Shareholder Communications with Directors

The Board of Directors has established the following procedures for shareholder communications with the Board of Directors:

•	Shareholders wishing to communicate with the Board of Directors should send any communication to Board of Directors, Valley National Bancorp, c/o Alan D. Eskow, Corporate Secretary, at 1455 Valley Road, Wayne, New Jersey 07470. Any such communication should state the number of shares owned by the shareholder.

•	The Corporate Secretary will forward such communication to the Board of Directors or as appropriate to the particular committee chairman, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board of Directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.

•	The Corporate Secretary will maintain a log of, and copies of, all communications for inspection and review by any Board member, and will regularly review all such communications with the Board or the appropriate committee chairman.

The Board of Directors has also established the following procedures for shareholder communications with the rotating chairman of the executive sessions of the non-management directors of the Board:

•	Shareholders wishing to communicate with the presiding director of executive sessions should send any communication to the presiding director of executive sessions, Valley National Bancorp, c/o Alan D. Eskow, Corporate Secretary, 1455 Valley Road, Wayne, New Jersey 07470. Any such communication should state the number of shares owned by the shareholder.

•	The Corporate Secretary will forward such communication to the then presiding director, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the non-management directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.

•	The Corporate Secretary will maintain a log of, and copies of, all communications for inspection and review by the presiding director of executive sessions, and shall regularly review all such communications with the presiding director at the next meeting.

Committees of the Board of Directors

In 2005, the Board of Directors maintained an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation and Human Resources Committee. Only independent directors serve on these committees.

During 2005, each director attended 80% or more of the meetings of the full Board of Directors and of each committee on which he or she served. Valley’s Board met five times during 2005 and the Bank’s Board met fourteen times during 2005.

Audit Committee

Mr. Abramson serves as Chairman of the Audit Committee. Other members of the committee are Messrs. Edelstein, W. Jones, Korde and McEntee. The Audit Committee met four times during 2005.

The Board of Directors has determined that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise. The Board of Directors has also determined that Messrs. McEntee and Edelstein each meets the SEC criteria of an “audit committee financial expert.”

The Audit Committee operates pursuant to a charter. The charter is attached hereto as Appendix B. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of Valley’s independent auditors, including pre-approval of all audit and non-audit services to be performed by Valley’s independent auditors. Other responsibilities of the Audit Committee pursuant to the charter include: reviewing the scope and results of the audit with Valley’s independent auditors; reviewing with management and Valley’s independent auditors Valley’s interim and year-end operating results including press releases; considering the appropriateness of the internal accounting and auditing procedures of Valley; considering Valley’s outside auditors’ independence; reviewing the risk management and internal compliance functions; reviewing examination reports by bank regulatory agencies; reviewing audit reports prepared by Valley’s internal audit function; and reviewing the response of management to those reports. The Audit Committee reports to the full Board concerning pertinent matters coming before it.

Nominating and Corporate Governance Committee

Valley’s Nominating and Corporate Governance Committee consists of Messrs. W. Jones, (Chairman), Abramson, Korde, Markel, McEntee and Miller. This committee reviews qualifications of and recommends to the Board candidates for election as director of Valley and the Bank, considers the composition of the Board, recommends committee assignments, and discusses management succession for the Chairman and the CEO positions. The Nominating and Corporate Governance Committee develops corporate governance guidelines which include director qualifications and standards; director responsibilities; director orientation and continuing education; limitations concerning service on other boards; director access to management and records, criteria for annual self-assessment of the Board, its committees, management and the effectiveness of their functioning. The committee is also charged with reviewing the Board’s adherence to Valley’s corporate governance principles and Code of Conduct. The committee reviews recommendations from shareholders regarding corporate governance and director candidates. The procedure for submitting recommendations of director candidates is set forth below under the caption “Nomination of Directors.” During 2005, the committee met four times.

Compensation and Human Resources Committee

Valley’s Compensation and Human Resources Committee consists of Messrs. McEntee (Chairman), Abramson, Hemmerdinger, Korde (Vice Chairman), LaRusso, Markel and Rukin. This committee determines CEO compensation, sets general compensation levels for all officers and employees and sets specific compensation for executive officers. It also administers Valley’s equity compensation plans, including the 1999 Long-Term Stock Incentive Plan and makes awards pursuant to those plans. The Board has approved its charter, which delegates to the committee the responsibility to recommend Board compensation. During 2005, the committee met five times.

Availability of Committee Charters

The Audit Committee, Nominating and Corporate Governance Committee and Compensation and Human Resources Committee each operate pursuant to a separate written charter adopted by the Board. Each committee reviews its charter at least annually. All of the committee charters can be viewed at the “Corporate Profile” link on Valley’s website www.valleynationalbank.com. Each charter is also available in print to any shareholder who requests it. The information contained on the website is not incorporated by reference or otherwise considered a part of this document.

Nomination of Directors

Nominations for a director may be made only by the Board of Directors or a committee of the Board or by a shareholder of record entitled to vote. The Board of Directors has established minimum criteria for members of the Board.

These include:

•	Directors may not be nominated for election following attainment of age 75;

•	The maximum age for an individual to join the Board shall be age 60;

•	Each Board member must demonstrate that he or she is mentally and physically able to serve regardless of age;

•	Each Board member must be a U.S. citizen and comply with all federal regulations;

•	A majority of the Board members must maintain their principal residence within 100 miles of Wayne, New Jersey;

•	Each non-local resident Board member, who also maintains a secondary residence in New Jersey or within 50 miles of Wayne, New Jersey, may not stand for re-election to the Board for more than four terms following his or her establishment of a legal residence outside of the Bank’s primary service area;

•	Each Board member must own a minimum of 5,000 shares of Valley common stock of which 1,000 shares must be in his or her own name;

•	Unless there are mitigating circumstances (such as medical or family emergencies), any Board member who attends less than 85% of the Board and assigned Committee Meetings for two consecutive years, will not be nominated for re-election;

•	Each Board member must prepare for meetings by reading information provided prior to the meeting. Each Board member should participate in meetings, for example, by asking questions and by inquiring about policies, procedures or practices of Valley;

•	Each Board member should be available for continuing education opportunities throughout the year;

•	Each Board member is expected to be above reproach in their financial dealings with Valley, the Bank and the community;

•

If a Board member (a) has his or her integrity challenged by a governmental agency (indictment or conviction), (b) files for personal or business bankruptcy, (c) materially violates Valley’s Code of Conduct, or (d) has a loan made to or guaranteed by the director classified as doubtful, the Board member shall resign. If a loan made to a director or guaranteed by a director is classified substandard, the Board may ask the director to resign;

•	Each Board member should not serve on the board of any other bank or financial institution while a member of Valley’s Board;

•	Each Board member should be an advocate for Valley within the community; and

•	It is expected that the Bank will be utilized by the Board member for his or her personal and business affiliations.

The Nominating and Corporate Governance Committee has adopted a policy regarding consideration of director candidates recommended by shareholders. The Committee will consider nominations made by shareholders. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and supporting materials to Valley’s Corporate Secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of the preceding year’s annual meeting. The shareholder wishing to propose a candidate for consideration by the Nominating and Corporate Governance Committee must have a 1% stake in the Company. In addition, the Nominating and Corporate Governance Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate. For Valley’s annual meeting in the year 2007, we must receive this notice on or after November 6, 2006, and on or before December 6, 2006. The following factors, at a minimum, are considered by the Nominating and Corporate Governance Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

•	appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;

•	if the Committee deems it applicable, whether the candidate would be considered a financial expert or financially literate as described in the SEC and NYSE rules or an audit committee financial expert as defined by the Sarbanes-Oxley Act of 2002;

•	if the Committee deems it applicable, whether the candidate would be considered independent under the NYSE rules and the Board’s additional independence guidelines set forth in the Company’s Corporate Governance Guidelines;

•	demonstrated character and reputation, both personal and professional, consistent with that required for a bank director;

•	willingness to apply sound and independent business judgment;

•	ability to work productively with the other members of the Board;

•	availability for the substantial duties and responsibilities of a Valley director; and

•	meets the additional criteria set forth in Valley’s Corporate Governance Guidelines.

You can obtain a copy of the full text of Valley’s policy regarding shareholder nominations by writing to Dianne M. Grenz, Senior Vice President, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

Valley has adopted a Code of Conduct which applies to Valley’s Chief Executive Officer, principal financial officer, principal accounting officer and to all other Valley directors, officers and employees. The Code of Conduct is available in the “Corporate Profile” section of Valley’s website located at www.valleynationalbank.com. The Code of Conduct is also available in print to any shareholder who requests it. Valley will disclose any substantive amendments to or waiver from provisions of the Code of Conduct made with respect to the chief executive officer, principal financial officer or principal accounting officer on that website.

We have also adopted Corporate Governance Guidelines, which are intended to provide guidelines for the governance of Valley by the Board and its committees. The Corporate Governance Guidelines are available at the “Corporate Profile” section of Valley’s website located at www.valleynationalbank.com. The Corporate Governance Guidelines are also available in print to any shareholder who requests them.

STOCK OWNERSHIP OF MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

The following table contains information about the beneficial ownership of Valley common stock at December 31, 2005 by each director, by each Valley executive officer for whom individual information is required to be set forth in this proxy statement under rules of the Securities and Exchange Commission, and by directors and all executive officers as a group. We know of no person or group that beneficially owns 5% or more of Valley’s common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class (2)
Directors and Named Officers:
Andrew B. Abramson	197,739	(3)	0.17%
Pamela R. Bronander	11,880	(4)	0.01
Peter Crocitto	234,168	(5)	0.21
Eric P. Edelstein	10,443	(6)	0.01
Alan D. Eskow	132,141	(7)	0.12
Mary J. Steele Guilfoile	286,422	(8)	0.25
H. Dale Hemmerdinger	53,257	(9)	0.05
Graham O. Jones	881,899	(10)	0.78
Walter H. Jones, III	1,138,803		1.01
John Kay (Director Emeritus)	66,719	(11)	0.06
Gerald Korde	1,623,218	(12)	1.43
Michael L. LaRusso	7,389	(13)	0.01
James G. Lawrence	388,850	(14)	0.34
Gerald H. Lipkin	527,847	(15)	0.47
Robinson Markel	378,208	(16)	0.33
Robert E. McEntee	90,149	(17)	0.08
Robert M. Meyer	258,904	(18)	0.23
Richard S. Miller	71,232	(19)	0.06
Barnett Rukin	54,463	(20)	0.05
Spencer B. Witty (Director Emeritus)	1,440,943	(21)	1.27
Directors and Executive Officers as a group (32 persons)	8,806,052	(22)	7.78

NOTES:

(1)	Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(2)	The number of shares of Valley common stock used in calculating the percentage of the class owned includes 111,326,717 shares of Valley common stock outstanding as of December 31, 2005. The table also includes 1,923,346 shares purchasable pursuant to stock options for Valley shares that were exercisable within 60 days of December 31, 2005.

(3)	This total includes 5,870 shares held by Mr. Abramson’s wife, 17,370 shares held by his wife in trust for his children, 3,452 shares held by a family trust of which Mr. Abramson is a trustee, 9,445 shares held by a family foundation, 77,375 shares held by a trust of which Mr. Abramson is a trustee, 5,507 shares held in self-directed IRA Plans of which Mr. Abramson and his wife are beneficiaries and 4,931 restricted shares pursuant to the director restricted stock plan.

(4)	This total includes 1,798 shares held in custody for Ms. Bronander’s children and 2,466 restricted shares pursuant to the director restricted stock plan.

(5)	This total includes 46 shares held by Mr. Crocitto’s wife, 1,935 shares held in his KSOP, 5,352 shares held by Mr. Crocitto as custodian for his children, 20,966 restricted shares, and 99,236 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2005, but not the 41,259 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2005.

(6)	This total includes 4,931 restricted shares pursuant to the director restricted stock plan.

(7)	This total includes 2,044 shares held in Mr. Eskow’s KSOP, 615 shares held in his IRA, 1,757 shares held jointly with his wife, 600 shares in an IRA held by his wife, 20,966 restricted shares and 58,755 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2005, but not the 41,259 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2005.

(8)	This total includes 132,798 shares held by Ms. Guilfoile’s spouse and 4,931 restricted shares pursuant to the director restricted stock plan.

(9)	This total includes 758 shares held by a family foundation, 6,300 shares held by Mr. Hemmerdinger’s wife, 12,989 shares held by a corporation of which Mr. Hemmerdinger controls and 20,858 shares held by a corporate pension plan of which Mr. Hemmerdinger and his wife are beneficiaries.

(10)	This total includes 14,239 shares owned by trusts for the benefit of Mr. G. Jones’ children of which his wife is co-trustee.

(11)	This total includes 23,800 shares held by Mr. Kay’s spouse.

(12)	This total includes 243,551 shares held in the name of Mr. Korde’s wife, 602,817 shares held by his wife as custodian for his children, 224,135 shares held by a trust of which Mr. Korde is a trustee and 89,858 shares held in Mr. Korde’s self-directed IRA.

(13)	This total includes 5,775 shares held jointly with Mr. LaRusso’s wife and 1,404 restricted shares pursuant to the director restricted stock plan.

(14)	This total includes 16,004 shares owned by Mr. Lawrence’s wife, 106,650 shares owned by family members which Mr. Lawrence has the power to vote pursuant to a proxy, 903 shares held by Mr. Lawrence as custodian for his son, 796 shares held by his spouse and himself as custodians for their grandchildren and 20,436 shares owned by a trust of which he is a beneficiary. This total also includes 6,908 restricted shares and 15,338 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2005, but not 35,846 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2005.

(15)	This total includes 73,408 shares held in the name of Mr. Lipkin’s wife, 112 shares held jointly with his wife, 1,711 shares held in his KSOP, 11,502 shares held by a self-directed IRA of which Mr. Lipkin and his wife are beneficiaries and 20,117 shares held by a family charitable foundation of which Mr. Lipkin is a co-trustee. This total also includes Mr. Lipkin’s 30,544 restricted shares and 146,422 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2005, but not the 38,133 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2005.

(16)	This total includes 4,034 shares owned by Mr. Markel’s wife, 24,060 shares held by his wife in trust for his children, 66,753 shares owned by Mr. Markel in his self-directed IRA and 204,146 shares owned by his sister, which Mr. Markel has power to vote. Mr. Markel disclaims beneficial ownership of the shares held by his wife, the shares held by his wife in trust for his children and shares owned by his sister.

(17)	This total includes 1,347 shares held in the name of Mr. McEntee’s wife, 75,344 shares held jointly with his wife, 8,527 shares held by Mr. McEntee in a self-directed Keogh Plan and 4,931 restricted shares pursuant to the director restricted stock plan.

(18)

This total includes Mr. Meyer’s 20,966 restricted shares, 136,771 shares held jointly with his wife, 1,935 shares held in his KSOP and 99,232 shares purchasable pursuant to stock options exercisable within 60 days of

December 31, 2005, but not the 41,259 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2005.

(19)	This total includes 21,353 shares held in Mr. Miller’s self-directed IRA, 25,737 shares held jointly with his wife, 1,937 shares held by a corporation for which Mr. Miller is a 20% shareholder and 6,400 shares held by his wife. This total also includes 3,840 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2005. Mr. Miller had no other stock options as of December 31, 2005. Mr. Miller disclaims beneficial ownership of the 6,400 shares held by his wife and all shares held by the corporation except 387 shares.

(20)	This total includes 18,982 shares held by Mr. Rukin’s wife, as custodian and Mr. Rukin, as trustee, in various accounts for their children, 4,019 shares held by a private foundation of which Mr. Rukin is an officer and 4,931 restricted shares pursuant to the director stock plan.

(21)	This total includes 10,453 shares held by Mr. Witty’s wife, 400,265 shares held in a trust of which Mr. Witty is a trustee, 285,344 shares held in a trust of which Mr. Witty is a co-trustee and 5,065 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2005. Mr. Witty had no other stock options as of December 31, 2005. Mr. Witty disclaims beneficial ownership of the shares held by his wife and the shares held by the trusts.

(22)	This total includes 951,378 shares owned by twelve executive officers who are not directors or Named Officers, which total includes 52,996 restricted shares and 287,117 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2005, but not the 176,340 shares potentially available in the future by exercise of their stock options not exercisable within 60 days of December 31, 2005. The total does not include shares held by the Bank’s trust department.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation earned in the past three years by the listed persons for services performed in all capacities for Valley and its subsidiaries.

		Annual Compensation		Long Term Compensation Awards			All Other Compensation (3)($)
Name and Principal Position with Valley National Bancorp and Valley National Bank	Year	Salary($)	Bonus($)	Restricted Stock Award(s) (1)($)		Securities Underlying Options/SARs (2)(4)(#)
Gerald H. Lipkin Chairman, President and Chief Executive Officer	2005 2004	680,000 650,000	590,000 625,000	267,855 217,560		21,000 22,050	6,311 4,500
				280,770	(3)
	2003	625,000	625,000	153,909		20,259	48,417
Peter Crocitto Executive Vice President	2005 2004 2003	345,000 330,000 317,000	155,000 170,000 170,000	185,100 209,775 190,125		14,500 12,600 13,230	5,190 5,359 6,233
Alan D. Eskow Executive Vice President and Chief Financial Officer	2005 2004 2003	345,000 330,000 300,000	155,000 170,000 170,000	185,100 209,775 190,125		14,500 12,600 13,230	7,747 7,197 8,020
James G. Lawrence Executive Vice President	2005 2004 2003	408,890 400,000 391,200	151,111 150,000 148,900	61,700 69,925 58,500		14,500 12,600 13,230	4,357 4,357 4,598
Robert M. Meyer Executive Vice President	2005 2004 2003	345,000 330,000 317,000	155,000 170,000 170,000	185,100 209,775 190,125		14,500 12,600 13,230	7,038 7,197 8,071

NOTES:

(1)	As required by Securities and Exchange Commission rules, the dollar amounts set forth in the columns are based on values as of the date of the grants. The dollar amounts in the following paragraph are based on values as of December 31, 2005. All restrictions on restricted stock awards lapse at the rate of 20% per year commencing with the first anniversary of the date of grant. Dividends are credited on restricted stock at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and are subject to the same restrictions as the underlying restricted stock. The restricted stock awards are made pursuant to the Valley National Bancorp 1999 Long-Term Stock Incentive Plan. Upon a “change in control,” as defined in that plan, all restrictions on shares of restricted stock will lapse and all stock options will vest in full.

For Mr. Lipkin, the column represents awards of 10,500 shares in 2005, 11,025 shares in 2004 and 6,946 shares in 2003. In addition, for 2004, the column represents an award of 8,820 shares in connection with the termination of his split dollar arrangement. See page 27, for a discussion of the termination of Mr. Lipkin’s split dollar arrangement. As of December 31, 2005, Mr. Lipkin held an aggregate of 30,544 shares of restricted stock with a value of $736,110. For Mr. Crocitto, the column represents awards of 7,500 shares in 2005, 7,875 shares in 2004 and 7,166 shares in 2003. As of December 31, 2005, Mr. Crocitto held an aggregate of 20,966 shares of restricted stock with a value of $505,281. For Mr. Eskow, the column represents awards of 7,500 shares in 2005, 7,875 shares in 2004 and 7,166 shares in 2003. As of December 31, 2005, Mr. Eskow held an aggregate of 20,966 shares of restricted stock with a value of $505,281. For Mr. Lawrence, the column represents awards of 2,500 shares in 2005, 2,625 shares in 2004 and 2,205 shares in 2003. As of December 31, 2005, Mr. Lawrence held an aggregate of 6,908 shares of restricted stock with a value of $166,483. For Mr.

Meyer, the column represents awards of 7,500 shares in 2005, 7,875 shares in 2004 and 7,166 shares in 2003. As of December 31, 2005, Mr. Meyer held an aggregate of 20,966 shares of restricted stock with a value of $505,281.

(2)	The numbers listed represent stock options granted to the persons listed in the form of qualified incentive stock options granted at the fair market value on the date of grant. All the stock options vest at the rate of 20% per year commencing with the first anniversary except that, upon a “change in control” as defined in the Valley National Bancorp 1999 Long-Term Stock Incentive Plan, all stock options become immediately and fully exercisable.

(3)	All amounts shown in this column reflect employer contributions to a KSOP and group term life insurance premiums paid on behalf of the person listed. In addition, the amounts for Mr. Lipkin include additional cash consideration of $44,210 for 2003, relating to the split dollar life insurance arrangement. See page 27 for a discussion of the termination of Mr. Lipkin’s split dollar arrangement.

(4)	Stock options and stock awards have been adjusted to reflect the 5 percent stock dividend issued on May 20, 2005.

Option Grants in 2005

The following table shows the stock options granted to the person listed in 2005, and their potential value at the end of the option term, assuming certain levels of appreciation of Valley’s common stock.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options/SARs Granted (#)(2)	Percent of Total Stock Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Gerald H. Lipkin (3)	21,000	4.78%	25.51	2/08/2015	336,905	853,784
Peter Crocitto	14,500	3.30%	24.68	11/14/2015	225,056	570,337
Alan D. Eskow	14,500	3.30%	24.68	11/14/2015	225,056	570,337
James G. Lawrence	14,500	3.30%	24.68	11/14/2015	225,056	570,337
Robert M. Meyer	14,500	3.30%	24.68	11/14/2015	225,056	570,337

NOTES:

(1)	The dollar amounts under these columns are the result of calculations at the 5% and the 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of Valley’s common stock price. Based upon 111,326,717 common shares outstanding as of December 31, 2005, all shareholders as a group would receive future appreciation of $1,687,307,857 with 5% growth, and $4,275,969,391 with 10% growth, over a 10-year period.

(2)	These stock options become exercisable at the rate of 20% per year beginning February 8, 2006 for Gerald Lipkin and November 14, 2006 for Peter Crocitto, Alan Eskow, James Lawrence and Robert Meyer. The stock options accelerate in the event of a change in control, as defined in the Valley National Bancorp 1999 Long-Term Stock Incentive Plan.

(3)	The number of shares subject to the options, and the exercise price per share, has been adjusted to reflect a subsequent stock dividend and/or stock split.

Aggregated Option Exercises in 2005 and Year-End Option Values

The following table shows the stock options exercised by persons listed in 2005, the number of stock options/SARs remaining unexercised at year-end, and the value of unexercised in-the-money stock options/SARs at year-end.

AGGREGATED OPTION/SAR EXERCISES IN

LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/Unexercisable
Gerald H. Lipkin	0	0	133,759/50,796	701,484/23,583
Peter Crocitto	0	0	99,236/41,259	568,040/15,016
Alan D. Eskow	0	0	58,755/41,259	237,731/15,016
James G. Lawrence	0	0	15,338/35,846	14,251/5,517
Robert M. Meyer	0	0	99,232/41,259	568,010/15,016

Pension Plans

Bank Pension Plan. The Bank maintains a non-contributory, defined benefit pension plan for all eligible employees. The annual retirement benefit under the pension plan is (i) 0.85 of 1% of the employee’s average final compensation up to the employee’s average social security wage base plus (ii) 1.15% of the employee’s average final compensation in excess of the employee’s average social security wage base, (iii) multiplied by the years of credited service (to a maximum of 35 years). Employees who were participants in the pension plan on December 31, 1988 are entitled to the higher of the foregoing or their accrued benefit as of December 31, 1988 under the terms of the plan then in effect. An employee’s “average final compensation” is the employee’s highest 5 year average of the employee’s annual salary (excluding bonuses, overtime pay and other special pay), i.e., the amount listed as “Salary” in the Summary Compensation Table, subject to each year’s annual compensation limit, currently $210,000 for 2005, received during the last 10 years of employment.

The following table shows the estimated annual retirement benefits from the pension plan, assuming retirement at age 65 and a straight life annuity benefit, for the compensation levels and years of credited service shown.

PENSION PLAN TABLE

	Years of Credited Service
Average Final Compensation	15	20	25	30	35
$25,000	$3,188	$4,250	$5,313	$6,375	$7,438
$50,000	$6,434	$8,578	$10,723	$12,867	$15,012
$100,000	$15,059	$20,078	$25,098	$30,117	$35,137
$150,000	$23,684	$31,578	$39,473	$47,367	$55,262
$220,000 and higher	$35,759	$47,678	$59,598	$71,517	$83,437

NOTES:

1.	Amounts shown reflect the $170,000 maximum benefit payable from the qualified trust during 2005 and the $220,000 limit on recognized compensation under the qualified plan. These limits are subject to annual cost of living increases.

2.	An employee may receive benefits greater than those shown in the table if (a) his accrued benefit as of December 31, 1988 under the terms of the pre-1989 Plan is higher, (b) his accrued benefit as of December 31, 1993 (based on the compensation limits in effect before 1994) is higher, or (c) he is a participant in the Benefit Equalization Plan, an unfunded arrangement which provides benefits to a select group of highly compensated officers, which is described below.

Benefit Equalization Plan. Effective January 1, 1989, the Bank adopted a Benefit Equalization Plan which provides retirement benefits in excess of the amounts payable from the pension plan for certain highly compensated officers. Benefits are determined as follows: (a) the benefit calculated under the Pension Plan formula in effect prior to January 1, 1989 and without regard to the limits on recognized compensation and maximum benefits payable from a qualified defined benefit plan, minus (b) the individual’s Pension Plan benefit. In general, officers of Valley who are members of the Pension Plan and who receive annual compensation in excess of the compensation limits under the qualified plan are eligible to participate in the Benefit Equalization Plan. The Compensation and Human Resources Committee of the Board of Directors has the authority to determine, in its discretion, which eligible officers will participate in the Benefit Equalization Plan. Effective January 1, 1989, Gerald Lipkin became a participant in the Benefit Equalization Plan. Effective January 1, 1996, Peter Crocitto became a participant in the Benefit Equalization Plan. Effective January 1, 2001, Alan Eskow and Robert Meyer became participants in the Benefit Equalization Plan. No other Named Officers presently participate.

The following table shows the estimated annual retirement benefits from the Benefit Equalization Plan and qualified Pension Plan combined, assuming retirement at age 65 in 2005 and a straight life annuity benefit, for the compensation levels and years of credited service shown. The chart is calculated using the average social security wage base and social security benefits in effect during 2005.

	Years of Credited Service
Average Final Compensation	15	20	25	30	35	40
$250,000	$43,576	$58,101	$72,626	$87,151	$101,676	$116,202
$300,000	$52,951	$70,601	$88,251	$105,901	$123,551	$141,202
$350,000	$62,326	$83,101	$103,876	$124,651	$145,426	$166,202
$400,000	$71,701	$95,601	$119,501	$143,401	$167,301	$191,202
$450,000	$81,076	$108,101	$135,126	$162,151	$189,176	$216,202
$500,000	$90,451	$120,601	$150,751	$180,901	$211,051	$241,202
$550,000	$99,826	$133,101	$166,376	$199,651	$232,926	$266,202
$600,000	$109,201	$145,601	$182,001	$218,401	$254,801	$291,202
$650,000	$118,576	$158,101	$197,626	$237,151	$276,676	$316,202
$700,000	$127,951	$170,601	$213,251	$255,901	$298,551	$341,202

Gerald Lipkin, Peter Crocitto, Alan Eskow and Robert Meyer have approximately 28, 23, 13 and 7 years of credited service, respectively, under the pension plan (and with respect to the benefit equalization plan for those officers who participate in it) as of January 1, 2005, and, at age 65, would have 29.1, 40, 21.8 and 13.1 years of credited service, respectively. In 2005 the following persons received the compensation shown below for purposes of determining their retirement benefits under the pension plan (and with respect to the benefit equalization plan for those officers who participate in it): Gerald Lipkin $680,000; Peter Crocitto $345,000; Alan Eskow $345,000; and Robert Meyer $345,000. Pursuant to an agreement dated August 17, 1994 and amended on November 1, 2003, a minimum retirement benefit of $300,000 per year is provided to Mr. Lipkin in the form of a joint and two-thirds survivor annuity which would pay his wife $200,000 per year in the event of Mr. Lipkin’s death. Except as contained in the description of the plan formulas above, the benefits listed in the tables are not subject to any deduction for social security or other offset amounts.

Employment Contracts and Termination of Employment and Change of Control Arrangements

On August 17, 1994, Valley and the Bank entered into a severance agreement with Gerald Lipkin. Valley and the Bank entered into severance agreements with Peter Crocitto and Robert Meyer as of January 1, 1998 and Alan Eskow as of June 18, 2002. Each severance agreement provides that in the event the executive is terminated without cause, he will be entitled to a lump sum payment equal to 12 months of his annual salary at the time of termination, plus a fraction of the bonus paid to him in the previous year, where such fraction is the number of months of the current year during which he served before being terminated, divided by 12. Mr. Lipkin would also receive health and dental benefits through age 67. Mr. Crocitto, Mr. Eskow and Mr. Meyer would receive health, dental benefits, life insurance and disability plan continuance for three years. Mr. Lipkin’s severance agreement provides additional payments in the event of his death or disability.

As of July 7, 1995, Valley and Mr. Lipkin entered into a split dollar life insurance arrangement. Under the arrangement, Mr. Lipkin waived his benefits under Valley’s group term life insurance and Valley agreed to pay the annual premiums necessary to fund a $1,000,000 second-to-die life insurance policy on the lives of Mr. Lipkin and his wife. In an agreement dated as of April 22, 2004, Valley and Mr. Lipkin agreed to terminate the split dollar life insurance arrangement, under which Mr. Lipkin was the insured, and transfer ownership of the life insurance policy to Valley. In consideration of these actions and of the benefits lost by Mr. Lipkin in connection with the termination of the split dollar arrangement, on April 22, 2004, Valley granted Mr. Lipkin 8,820 shares of Valley’s restricted stock.

As of November 30, 2004, Valley and the Bank entered into Amended and Restated Change in Control Agreements with Gerald H. Lipkin, Alan D. Eskow, James G. Lawrence and Robert Meyer clarifying certain terms of the Agreements. On November 14, 2005, Valley and the Bank entered into an Amended and Restated Change in Control Agreement with Peter Crocitto clarifying certain terms of his agreement. The initial term of each Agreement extends for three years with an automatic one-year extension at the end of each year. Except for Mr. Lipkin, the initial term for each executive shall cease at age 65. Pursuant to each agreement, should Valley undergo a change-in-control (as defined in the agreement) while the executive’s agreement remains in effect, the executive is provided with a three year employment agreement in the same position, at the same base salary, with a bonus at least equal to the average annual bonus paid to him over the most recent three years, and participation in fringe benefit plans.

If, during such three year period, the executive resigns for “good reason” as defined in the agreement, or is terminated without cause, he is entitled to an immediate lump-sum payment equal to three times his base salary and (except for Mr. Lawrence) bonus amount, continuation of medical, dental and life insurance benefit coverage for up to a three-year period and (except for Mr. Lawrence) three years of credited service under the Benefit Equalization Plan (plus in the case of Mr. Crocitto, the guarantee of an early retirement benefit at age 55). Generally, if the executive dies, or is disabled, the executive will not be entitled to benefits under the agreement. If the executive (except for Mr. Crocitto) is terminated for cause or resigns without good reason, the executive will not be entitled to benefits under the agreement. Generally, if Mr. Crocitto dies or is disabled, he will be entitled to certain limited benefits under the agreement. All change-in-control agreements are for fixed terms, but provide for automatic annual extensions unless Valley takes specific action to halt the renewal.

The change-in-control payments and benefits to the executives will be increased by the amount of the excise tax (and related income and payroll taxes on such amounts) imposed upon all “excess parachute payments” under the Internal Revenue Code so that the executive will be entitled to retain the benefit of these promised payments and benefits without reduction by the excise tax. Excess parachute payments exist when “parachute payments” (i.e., all payments and benefits contingent on a change-in-control) exceed 3 times the employee’s average taxable compensation over the last 5 calendar years. The Long-Term Stock Incentive Plan provides that upon a “change-in-control” (as defined in that plan) all restrictions on shares of restricted stock granted under the plan will lapse and all outstanding stock options under the plan will, for a period of 60 days, become immediately and fully exercisable. The value of any accelerated vesting is considered a parachute payment.

Effective on January 19, 2001, Valley entered into an employment continuation agreement with Mr. Lawrence. The agreement substantially follows the previous employment agreement with Merchants New York Bancorp, Inc. (including with regard to salary and benefits) and provides that Mr. Lawrence will be eligible to participate in Valley’s annual incentive plan for executives. Mr. Lawrence is entitled to receive his salary and benefits until he reaches the age of 65. The agreement provides that Mr. Lawrence will not compete against Valley during his term of employment and for two years thereafter.

Effective on November 14, 2005, Valley and the Bank entered into an Amended and Restated Change in Control Agreement with Mr. Crocitto, providing for five years of lost credited service based on Mr. Crocitto’s age because of the provisions of the pension plan when he was first employed. The additional credit would only be effective in the event of a Change in Control. Mr. Crocitto would have the maximum years of service in the Plan at normal retirement.

Director Compensation Arrangements

Valley pays its directors a $25,000 annual retainer, plus fees of $2,000 per board meeting attended, $2,000 for each Audit Committee meeting attended, $1,500 for each Compensation and Human Resources Committee meeting attended, $1,000 for each Nominating and Corporate Governance Committee meeting attended and $500 for each other committee meeting attended. Each director who is invited to attend a committee meeting as a non-voting member is paid the same fee for attendance as a committee member. Bank directors’ fees consist of $2,000 for each meeting of the Board attended and $500 for each committee meeting attended except $1,000 for each AML/Compliance Committee meeting attended. Directors of Valley and the Bank who are salaried officers do not receive directors’ fees or retainers. The committee chairmen of Valley’s Board receives an additional retainer of $7,500 per year. The Vice Chairman of the Compensation and Human Resources Committee receives an additional retainer of $3,750 per year.

In 2005, an analysis was conducted internally by the Compensation and Human Resources Committee, comparing Valley’s Director compensation with the compensation practices for directors in similarly situated banks or peer banks. Upon review of the results, it was the opinion of the Committee that the current Director Compensation program was competitive and consistent among its peer banks and no changes were necessary for 2006. The Committee reported its findings to the Board.

Valley maintains a retirement plan for eligible non-employee directors of Valley and/or the Bank, which was amended in November 2001. The plan provides 10 years of annual benefits to directors with five or more years of service. The benefits commence following the later of a director reaching age 65 or after a director has retired from the Board. The annual benefit is equal to the director’s years of service, multiplied by 5%, multiplied by the final retainer paid by Valley to the director at the time of retirement. In the event that the director dies prior to receipt of all benefits, the payments continue to the director’s beneficiary or estate.

In 2005, Valley’s shareholders approved the 2004 Director Restricted Stock Plan (“2004 Directors Plan”). The 2004 Directors Plan, provides the non-employee members of the Board of Directors with the opportunity to forego some or all of their annual cash retainer and meeting fees in exchange for shares of Valley restricted stock granted at a percentage of the market value at the date of grant (generally 75%). The discount recognizes the exchange of immediate cash fees for a five year deferral (or to retirement) and certain other restrictions, including forfeiture in certain cases. There are 28,525 shares outstanding under this plan as of December 31, 2005.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

The following report was prepared by Valley’s Compensation and Human Resources Committee regarding executive compensation policy and its relation to Valley’s performance.

Compensation Review Process

The Compensation and Human Resources Committee of the Board of Directors, consisting entirely of independent outside directors, is responsible for establishing and overseeing policies governing annual and long-term compensation programs for officers named in the compensation tables shown above and other executive officers of Valley and the Bank. The Compensation and Human Resources Committee approves compensation levels and the Board of Directors ratifies their recommendations.

In 2005, an executive compensation market analysis was conducted internally, without the assistance of an outside consultant. The analysis included data sources and methods similarly used by consulting firms in ensuring that executive compensation practices are competitive and consistent with the market.

It is the committee’s responsibility to evaluate salaries, annual performance goals and awards under annual incentive plans and administer the Long-Term Stock Incentive Plan.

When the committee’s actions relate to officers who also are directors, the Board of Directors (including only independent directors) reviews the recommendations of the committee and approves final compensation arrangements.

Compensation Strategy

The objective of Valley’s executive compensation program is to align compensation with Valley’s business strategy and the continued enhancement of shareholder value through stock price growth and dividends.

A total compensation approach to determining appropriate compensation levels for executive officers has been adopted by the committee. Total compensation levels (consisting of annual base salary, and annual and long-term incentive award opportunities, including stock options and restricted stock) take into consideration Valley’s performance relative to its compensation peer group and total compensation opportunities for the peer group. Under this total compensation approach, an increasing amount of the executive total compensation mix is based on pay-for-performance targets and performance compared to peers. The performance measures can vary from year to year and may include, among other performance measures, earnings per share, earnings growth, return on average assets and return on average equity.

In developing compensation targets for base salaries and annual and long-term incentives, labor market competition and business competition are considered. The committee may consider organizations that may differ from the banking organizations included in the industry group used in the Performance Graph of stock growth and dividend reinvestments shown below.

Valley’s size and performance results are taken into consideration to identify appropriate target compensation opportunities for Valley’s executives. As a result, when performance objectives are exceeded, executives have an opportunity to realize compensation above their target compensation levels. When performance objectives are not met, compensation paid may be lower than target.

Specific compensation program components are discussed below.

Base Salary

Base salary levels are determined each year, in part, by considering the labor market levels of compensation paid to executives of comparable banking organizations. Labor market values are established by reviewing the peer group banking organization supplemented by the average results of an analysis of published compensation surveys of similar size organizations in the banking industry to reflect broader industry trends.

The labor market values are used to create salary ranges. Individual executive salaries are determined relative to the ranges on the basis of a subjective assessment of each executive’s contribution to the Bank’s success as well as the level of knowledge and experience each executive brings to the job.

Annual Incentive Plan

Consistent with the goals of continued financial strength and shareholder value creation for 2005, annual incentive awards were based on a combination of achieving or exceeding corporate objectives for earnings growth, return on assets and return on equity, and individual performance of participating officers.

The annual incentive plan has minimum performance requirements, below which no bonuses may be awarded. Targets for earnings per share growth, return on equity and return on assets are determined each year for the annual incentive plan year.

Each year, target annual incentive opportunities for executives are established after examining the data from the peer group, again, supplemented by published surveys of compensation in the banking industry and internal relationships. The committee adopted a policy of setting target opportunities near the average of those available in the competitive market place. The target award is 70% of base salary for Mr. Lipkin and 35% of base salary for each of the other named executives except Mr. Lawrence.

Actual annual incentive awards are determined through a performance measurement process relative to achievement of Valley goals and individual performance objectives. Corporate performance is the base for each participant’s target award while individual performance accounts for 25% of each participant’s target award. Individual performance achievement measures are both objective (e.g., pre-determined goals) and subjective (e.g., Compensation and Human Resources Committee assessment of the executive’s leadership and management of resources). In addition, the committee can, at its discretion, adjust individual awards by plus or minus 20%. Actual awards can range from 0% to 115% of an executive’s base salary depending on company and individual performance.

Long-Term Stock Incentive Plan

Long-term incentive awards may be granted in the form of stock options (qualified incentive stock options or non-qualified stock options), stock appreciation rights and/or restricted stock. The purpose of these awards is to align executive long-term compensation opportunities with the realization of stock price growth and dividends for shareholders.

The number of stock options and restricted stock awards are determined on an annual basis to provide a long-term incentive. A combination of restricted stock and stock options are then awarded as a long-term incentive award opportunity on a subjective basis, taking into account Valley’s performance, competitive practices, and individual performance. Previous stock option and restricted stock awards also may be considered by the committee and the Board, at its discretion, in determining the number of stock options and restricted shares to be granted.

Compensation of the Chief Executive Officer and Other Named Executive Officers

For 2005, Mr. Lipkin was granted a 4.62% salary increase, bringing his base salary level to $680,000. This salary level is indicative of the level of knowledge and experience Mr. Lipkin brings to the job of Chairman, President and Chief Executive Officer, and is consistent with the market levels of compensation paid to chief executive officers of comparable banking organizations.

Salary adjustments for each of the other named executive officers averaged 3.88% of each of their base salaries and reflected individual officer contributions to the growth of the Bank, experience and skill levels and the movement of salaries in competitive labor markets.

The 2005 base salary levels were determined in accordance with Valley’s policy as described in “Base Salary” above.

For 2005, Valley’s corporate performance was below the 100% targeted level. However, recognizing the many extenuating circumstances which affected operations in 2005, including the integration of two acquisitions, the annual incentive award for Mr. Lipkin included the full 20% award noted above. The Committee recognized Mr. Lipkin’s continuing contribution to the success by developing Valley’s management team, improving Valley’s financial strength, broadening the product line and expanding market share. Mr. Lipkin’s annual incentive award was therefore 86.76% of his base salary.

Each named executive officer participated in the 2005 annual incentive program. Aggregate awards under the program averaged 42.67 % of their 2005 salaries. Again, recognizing the many extenuating circumstances that affected operations in 2005, the 20% incentive award noted above was approved for the named executives, excluding Mr. Lawrence.

The 2005 annual incentive awards were determined in accordance with Valley’s policy as described in “Annual Incentive Plan” above.

As part of the total compensation program in 2005, Mr. Lipkin was awarded a stock option grant for 21,000 shares at $25.51 per share, the market value on the date of grant. Mr. Lipkin also was awarded 10,500 shares of restricted Valley common stock. These amounts have been adjusted to reflect the five percent stock dividend issued in May 2005. The stock options become exercisable and the restricted stock becomes vested at the rate of 20% per year starting with the first anniversary from the date of grant. Mr. Lipkin’s opportunity to receive value from the option awards is contingent on the growth of Valley’s stock price over the vesting period of the awards.

During 2005, other executive officers named in the compensation tables received stock option grants totaling 58,000 shares at $24.68 per share, the market value on the date of grant. As a group, the other named executive officers received restricted stock awards totaling 25,000 shares. The stock options become exercisable and the restricted stock becomes vested at the rate of 20% per year starting with the first anniversary from the date of grant. The other executive officers’ opportunity to receive value from the option awards is contingent on the growth of Valley’s stock price over the vesting period of the awards.

The long-term incentive awards to executive officers in 2005 were made in accordance with the total target compensation approach described under “Long-Term Stock Incentive Plan” above. In addition, previous stock options and restricted stock awards were considered in making these awards.

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation for each of the five highest paid officers. Deductible compensation for those officers is limited to $1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation that has been approved by shareholders.

Annual bonus payments to certain executive officers are exempt from the Section 162(m) limit because Valley shareholders approved the Executive Incentive Plan in 2000. Stock options granted under Valley’s Long-Term Stock Incentive Plan also are exempt from the 162(m) limit because Valley shareholders have approved such plan. Both plans are performance based plans. Based on 2006 salaries, the Executive Incentive Plan and the restricted stock awards, as well as other compensation, Valley does not expect any of its active named executive officers to exceed the $1 million deductibility threshold during the 2006 taxable year.

Detailed information related to the compensation of five of Valley’s executive officers is shown in the compensation tables within this proxy statement.

Compensation and Human Resources Committee Members:

Robert E. McEntee, Chairman

Gerald Korde, Vice Chairman

Andrew B. Abramson

H. Dale Hemmerdinger

Michael L. LaRusso

Robinson Markel

Barnett Rukin

PERFORMANCE GRAPH

The following graph compares the cumulative total return on a hypothetical $100 investment made on January 1, 2001 in: (a) Valley’s common stock; (b) the Standard and Poor’s (“S&P”) 500 Stock Index; and (c) the Keefe, Bruyette & Woods’ KBW50 Bank Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time based on dividends (stock or cash) and increases or decreases in the market price of the stock.

	1/01	12/01	12/02	12/03	12/04	12/05
Valley	100.0	107.64	111.23	133.71	137.51	130.46
KBW 50	100.0	112.44	116.46	149.56	176.45	177.34
S&P 500	100.0	88.12	68.66	88.34	97.94	102.74

REPORT OF THE AUDIT COMMITTEE

March 1, 2006

To the Board of Directors of Valley National Bancorp:

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditors, Ernst & Young LLP, performs an annual independent audit of the financial statements and expresses an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America.

The following is the report of the Audit Committee with respect to the audited financial statements for fiscal 2005. With respect to fiscal 2005, the Audit Committee has:

•	reviewed and discussed Valley’s audited financial statements with management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP the scope of its services, including its audit plan;

•	reviewed Valley’s internal control procedures;

•	discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

•	reviewed the written disclosures and confirmation from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Ernst & Young LLP their independence from management and Valley;

•	approved the audit and non-audit services provided during fiscal 2005 by Ernst & Young LLP.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Valley’s Annual Report on Form 10-K for fiscal 2005. The Audit Committee also evaluated and reappointed Ernst & Young LLP as Valley’s independent auditors for fiscal 2006.

Pursuant to Section 404 of the Sarbanes-Oxley Act, management is required to prepare as part of the Company’s 2005 Annual Report on Form 10-K, a report by management on its assessment of the Company’s internal control over financial reporting, including management’s assessment of the effectiveness of such internal control. Ernst & Young LLP is also required by Section 404 to prepare and include as part of the Company’s 2005 Annual Report on Form 10-K, the auditors’ attestation report on management’s assessment. During the course of 2005, management regularly discussed the internal control review and assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal control, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit Committee also discussed this process with Ernst & Young LLP. Management’s assessment report and the auditor’s attestation report are included as part of the 2005 Annual Report on Form 10-K.

Andrew B. Abramson, Committee Chairman

Eric P. Edelstein

Walter H. Jones, III

Gerald Korde

Robert E. McEntee

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

Except for Robinson Markel, all members of the Compensation and Human Resources Committee, or their affiliates, have engaged in loan transactions with the Bank. The members of the Committee are Messrs. Robert McEntee (Chairman), Andrew Abramson, H. Dale Hemmerdinger, Gerald Korde (Vice Chairman), Michael LaRusso, Robinson Markel and Barnett Rukin. All such loans were made in the ordinary course of business of the Bank. No other relationships required to be reported under the rules promulgated by the Securities and Exchange Commission exist with respect to members of Valley’s Compensation and Human Resources Committee.

CERTAIN TRANSACTIONS WITH MANAGEMENT

The Bank has made loans to its directors and executive officers and their associates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. All of these loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

During 2005, Valley and its customers paid $165,913 (in excess of 5% of the firm’s gross revenues in 2005) for legal services to a law firm whose partner is Graham O. Jones, a director and shareholder of Valley. During 2005, the Bank and its customers paid $102,691 (less than 5% of the firm’s gross revenues in 2005) for legal services to a law firm whose shareholder is Richard S. Miller, a director and shareholder of Valley. During 2005, Valley paid $448,000 to MG Advisors, Inc., (in connection with Valley’s acquisition of Shrewsbury and NorCrown) and pursuant to a long-standing retainer consulting agreement. MG Advisor’s chairman is Mary J. Steele Guilfoile, a director and shareholder of Valley.

Prior to 2003, the Bank purchased $150 million of bank-owned life insurance from a nationally known insurance company after a lengthy competitive selection process and substantial negotiations over policy costs and terms. The son-in-law of Gerald Lipkin, Chairman, President and CEO, a director and a shareholder of Valley, is a licensed insurance broker who introduced Valley to the program offered by this insurance company. In 2005, Mr. Lipkin’s son-in-law earned $61,048 of insurance commissions (and will receive future commissions during the remainder of the term of the policy) pursuant to an arrangement he entered into with the insurance broker associated with the insurance company for a portion of the broker’s commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Valley’s directors and executive officers to file reports relating to their ownership and changes in ownership of Valley common stock with the Securities and Exchange Commission and New York Stock Exchange. Based on information provided by Valley’s directors and executive officers and a review of such reports, Valley believes that all required reports were filed on a timely basis during 2005, other than Forms 4 by each of Mr. Abramson, a director; Mr. LaRusso, a director; and Mr. Davey, an officer.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young, independent public accountants, audited the books and records of Valley for the years ended December 31, 2005 and 2004.

Ernst & Young has advised Valley that one or more of its representatives will be present at the annual meeting of shareholders to make a statement if they so desire and to respond to appropriate questions.

The fees billed for services rendered for Valley by its independent accountants for the years ended December 31, 2005 and 2004 were as follows:

	2005	2004
Audit fees	$586,500	$425,000
Audit-related fees	190,100	18,500
Tax fees	52,000	31,500
All other fees	54,436	69,676

	$883,036	$544,676

“Audit Fees” include the fees associated with an assessment of Valley’s internal control over financial reporting integrated with the audit of Valley’s financial statements. “Audit-Related Fees” include fees paid for benefit plan audits and accounting consultations necessary to comply with generally accepted auditing standards. “Tax Fees” include fees paid for income tax review and tax return review.

In 2003, the Audit Committee adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the independent accountants to Valley. The policy requires that all services to be performed by Ernst & Young LLP, Valley’s independent accountants, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services being provided by the independent accountants are regularly reviewed in accordance with the pre-approval policy. At each subsequent Audit Committee meeting, the Committee receives updates on the services actually provided by the independent accountants, and management may present additional services for approval. All services rendered by Ernst & Young LLP are permissible under applicable laws and regulations, and the Audit Committee pre-approved all audit, audit-related and non-audit services performed by Ernst & Young LLP during fiscal 2005.

SHAREHOLDER PROPOSALS

New Jersey corporate law requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of the meeting. Thus any substantive proposal, including shareholder proposals, must be referred to in Valley’s notice of shareholders’ meeting in order for the proposal to be properly considered at a meeting of Valley.

Proposals of shareholders which are eligible under the rules of the Securities and Exchange Commission to be included in Valley’s year 2007 proxy material must be received by the Corporate Secretary of Valley National Bancorp no later than November 1, 2006.

If Valley changes its 2007 annual meeting date to a date more than 30 days from the date of its 2006 annual meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before Valley begins to print and mail its proxy materials. If Valley changes the date of its 2006 annual meeting in a manner that alters the deadline, Valley will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable method.

OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

Shareholders are urged to sign the enclosed proxy and return it in the enclosed envelope or vote by telephone or Internet. The proxy is solicited on behalf of the Board of Directors.

By Order of the Board of Directors

/s/ Gerald H. Lipkin
Gerald H. Lipkin
Chairman, President and Chief Executive Officer

Wayne, New Jersey

March 1, 2006

A copy of Valley’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2005 filed with the Securities and Exchange Commission will be furnished to any shareholder upon written request addressed to Dianne M. Grenz, Senior Vice President, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470. Valley’s Annual Report on Form 10-K (without exhibits) is also available on Valley’s website at www.valleynationalbank.com.

Appendix A

VALLEY NATIONAL BANCORP

1999 LONG-TERM STOCK INCENTIVE PLAN

(Adopted by Directors January 19, 1999)

Adopted by Shareholders April 7, 1999)

(As Amended by Directors April 6, 2000)

(As Amended by Directors May 1, 2001)

(As Clarified by Directors through June 19, 2001)

(As Amended by Directors August 20, 2002)

(As Amended by Directors April 9, 2003)

(As Amended by Directors March 16, 2004)

(As Amended by Directors December 14, 2004)

(As Amended by Directors July 20, 2005)

(As Amended by Directors as of December 31, 2005)

(As Amended by Directors February 14, 2006)

1. Purpose. The purpose of the Plan is to provide additional incentive to those officers and key employees of the Company and its Subsidiaries whose substantial contributions are essential to the continued growth and success of the Company’s business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards and Stock Appreciation Rights.

2. Definitions. For purposes of this Plan:

(a) “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

(b) “Award” means a grant of Restricted Stock or Stock Appreciation Rights, or either or both of them.

(c) “Bank” means Valley National Bank, a Subsidiary.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means the willful failure by an Optionee or Grantee to perform his duties with the Company or with any Subsidiary or the willful engaging in conduct which is injurious to the Company or any Subsidiary, monetarily or otherwise.

(f) “Change in Capitalization” means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination” or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

(g) “Change in Control” means any of the following events: (i) when the Company or a Subsidiary acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of the Company or a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities (a “Control Person”), (ii) upon the first purchase of the Company’s common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company, a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates), (iii)

the consummation of (A) a transaction, other than a Non-Control Transaction, pursuant to which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation, (B) a sale or disposition of all or substantially all of the Company’s assets or (C) a plan of liquidation or dissolution of the Company, (iv) if during any period of two (2) consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board cease for any reason to constitute at least 60% thereof or, following a Non-Control Transaction, 60% of the board of directors of the Surviving Corporation; provided that any individual whose election or nomination for election as a member of the Board (or, following a Non-Control Transaction, the board of directors of the Surviving Corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director, or (v) upon a sale of (A) common stock of the Bank if after such sale any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than the Company, an employee benefit plan established or maintained by the Company or a Subsidiary, or an affiliate of the Company or a Subsidiary, owns a majority of the Bank’s common stock or (B) all or substantially all of the Bank’s assets (other than in the ordinary course of business). No person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than ten percent (10%) but less than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities if the acquisition of all voting securities in excess of ten percent (10%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of ten percent (10%) of the combined voting power of the Company’s then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law. For purposes of this paragraph: (I) the Company will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50 percent or more of the total combined outstanding voting power of all classes of stock of the Company or any successor to the Company; (II) “Non-Control Transaction” means a transaction in which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation pursuant to a definitive agreement providing that at least 60% of the directors of the Surviving Corporation immediately after the transaction are persons who were directors of the Company on the day before the first public announcement relating to the transaction; (III) the “Surviving Corporation” in a transaction in which the Company becomes the subsidiary of another corporation is the ultimate parent entity of the Company or the Company’s successor; and (IV) the “Surviving Corporation” in any other transaction pursuant to which the Company is merged with or into another corporation is the surviving or resulting corporation in the merger or consolidation.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means a committee consisting solely of two (2) or more directors who are Non-Employee Directors (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) of the Company and outside directors as defined pursuant to Section 162(m) of the Code (as it may be amended from time to time) appointed by the Board to administer the Plan and to perform the functions set forth herein. Directors appointed by the Board to the Committee shall have the authority to act notwithstanding the failure to be so qualified.

(j) “Company” means Valley National Bancorp, a New Jersey corporation.

(k) This Subsection (k) intentionally left blank.

(l) “Eligible Employee” means any officer or other key employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

(m) “Escrow Agent” means the escrow agent under the Escrow Agreement, designated by the Committee.

(n) “Escrow Agreement” means an agreement between the Company, the Escrow Agent and a Grantee, in the form specified by the Committee, under which shares of Restricted Stock awarded pursuant hereto shall be held by the Escrow Agent until either (a) the restrictions relating to such shares expire and the shares are delivered to the Grantee or (b) the Company reacquires the shares pursuant hereto and the shares are delivered to the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or other comparable quotation system and have been designated as a National Market System (“NMS”) security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date, or (C) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported.

(q) “Grantee” means a person to whom an Award has been granted under the Plan.

(r) “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(s) “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

(t) “Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

(u) “Optionee” means a person to whom an Option has been granted under the Plan.

(v) “Parent” means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

(w) “Plan” means the Valley National Bancorp 1999 Long-Term Stock Incentive Plan as set forth in this instrument and as it may be amended from time to time.

(x) “Restricted Stock” means Shares issued or transferred to an Eligible Employee which are subject to restrictions as provided in Section 8 hereof.

(aa) “Retirement” means the retirement from active employment with the Company of an employee or officer but only if such person meets all of the requirements contained in clause (i) or contained in clause (ii) below:

(i) he has a minimum combined total of years of service and age equal to eighty (80); he is age sixty-two (62) or older; and he provides six (6) months’ prior written notice to the Company of the retirement; or

(ii) he has a minimum of five (5) years of service; he is age sixty-five (65) or older and he provides six (6) months’ prior written notice to the Company of the retirement.

“Years of Service” shall be defined the same way as it is under the Company’s pension plan, provided that for this purpose years of service will mean only employment by the Company, and will not include employment by any company or entity acquired by the Company for the period prior to its acquisition by the Company. An employee or officer who retires but fails to meet such requirements shall not be deemed to be within the definition of “Retirement” for any purpose under this Plan or any Award or Option granted thereunder; provided, however, after a Change in Control transaction, no prior notice of a Retirement shall be required for purposes of this Plan only and any Optionee (as defined in the Plan) who meets all of the other conditions contained in clause (i) or in clause (ii), but is terminated without Cause, shall be deemed to meet all the conditions for Retirement for purposes of the Plan only and shall be deemed to have terminated employment due to Retirement for purposes of this Plan only.

(ab) “Shares” means the common stock, no par value, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

(ac) “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of shares of Common Stock as provided in Section 7 hereof.

(ad) “Subsidiary” means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ae) “Successor Corporation” means a corporation, or a parent or subsidiary thereof, which issues or assumes a stock option in a transaction to which Section 425(a) of the Code applies.

(af) “Ten-Percent Shareholder” means an eligible Employee, who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Section 422(b)(6) of the Code.

3. Administration.

(a) The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) and an outside director as defined pursuant to Section 162(m) of the Code as it may be amended from time to time. No failure to be so qualified shall invalidate any Option or Award or any action or inaction under the Plan. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options or the Awards, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(1) to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Options to be granted to each eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per share of each Option;

(2) to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the number of shares of Restricted Stock and/or Stock Appreciation Rights to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such shares or rights, the purchase price per share, if any, of Restricted Stock and whether Stock Appreciation Rights will be granted alone or in conjunction with an Option;

(3) to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, the Optionees and the Grantees, as the case may be;

(4) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee without constituting a termination of employment or service for purposes of the Plan; and

(5) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

4. Stock Subject to Plan.

(a) The maximum number of Shares that may be issued or transferred pursuant to all Options and Awards under this Plan is ~~4,187,800~~ 5,987,800 of which not more than ~~418,779~~ 598,779 Shares may be issued or transferred pursuant to Options and/or Awards to any one Eligible Employee. Subject to the foregoing aggregate limitations, the maximum number of Shares (i) that may be issued or transferred pursuant to Options or Awards for Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights shall be ~~3,350,239~~ 4,550,239 and (ii) that may be issued or transferred pursuant to Awards of Restricted Stock shall be ~~837,561~~ 1,437,561. In each case, upon a Change in Capitalization after the adoption of this Plan by the Board on January 19, 1999, the Shares shall be adjusted to the number and kind of Shares of stock or other securities existing after such Change in Capitalization.

The number of Shares set forth herein includes Shares awarded pursuant to all Options and Awards issued or transferred under this Plan prior to the date of the amendment to this section and the number of Shares takes into account all Changes in Capitalization prior to January 18, 1999.

(b) Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option or any related Stock Appreciation Right), the shares of Common Stock allocable to the unexercised portion of such Option may again be the subject of Options and Awards hereunder.

(c) Whenever any Shares subject to an Award or Option are resold to the Company, or are forfeited for any reason pursuant to the terms of the Plan, such Shares may again be the subject of Options and Awards hereunder.

5. Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options and/or Awards but no person shall receive any Options or Awards unless he is an employee of the Company or a Subsidiary at the time the Option or Award is granted.

6. Stock Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Option Agreement shall be subject to the following conditions:

(a) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and under each Nonqualified Stock Option shall not be less than 80% of the Fair Market Value of a Share at the time the Option is granted.

(b) Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and (ii) no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

(c) Non-Transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(d) Stock Options; Vesting. Subject to Section 6(h) hereof, each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. Unless otherwise provided in the Agreement, to the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Upon the death or Retirement of an Optionee, all Options shall become immediately exercisable. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any Option or portion thereof at any time.

(e) Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring Shares to the Company. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option and the Agreement evidencing any related Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

(f) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

(g) Termination of Employment. In the event that an Optionee ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Optionee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate as follows:

(1) If the Optionee’s termination of employment is due to his death the Option shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate; provided, however, that the Company shall have given written notice to the Optionee’s designated beneficiary for the Plan as permitted under Section 17(c) or, if there is no designated beneficiary for the Plan, then to the Optionee’s spouse, or if such spouse does not survive the Optionee, to the Optionee’s designated beneficiaries under the Company’s group term life insurance plan, within the six (6) months following the Optionee’s termination of employment;

(2) If the Optionee’s termination of employment is by the Company or a Subsidiary for Cause or is by the Optionee (other than due to the Optionee’s Retirement), the Option shall terminate on the date of the Optionee’s termination of employment;

(3) If the termination of employment is due to the Optionee’s Retirement, the Option shall be exercisable for the remaining term of the Option and thereafter shall be unaffected by the death of the Optionee. (An Optionee who exercises his or her Options more than 90 days after the termination of employment due to Retirement shall acknowledge that the Options so exercised will not be Incentive Stock Options.); and

(4) If the Optionee’s termination of employment is for any other reason (including an Optionee’s ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), the Option (to the extent exercisable at the time of the Optionee’s termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate.

Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(g), but in no event beyond the term of the Option.

(h) Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.

(i) Substitution and Modification. Subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall alter or impair any rights or obligations under the Option without the Optionee’s consent, except as provided for in this Plan or the Agreement.

7. Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same shares covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

(a) Time of Grant. A Stock Appreciation Right may be granted:

(i) at any time if unrelated to an Option; or

(ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

(b) Stock Appreciation Rights Related to an Option.

(1) Payment. A Stock Appreciation Right granted in connection with an Option shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 7(b)(iii).

(2) Exercise. Subject to Section 7(f), a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

(3) Amount Payable. Except as otherwise provided in Section 7(g), upon the exercise of Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(4) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Except as provided in Section 7(b)(v), (A) upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be cancelled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised and (B) upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised.

(5) Simultaneous Exercise of Stock Appreciation Right and Option. The Committee may provide, either at the time a Stock Appreciation Right is granted in connection with a Nonqualified Stock Option or thereafter during the term of the Stock Appreciation Right, that, subject to Section 7(f), upon exercise of such Option, the Stock Appreciation Right shall automatically be deemed to be exercised to the extent of the number of Shares as to which the Option is exercised. In such event, the Grantee shall be entitled to receive the amount described in Section 7(b)(iii) or 7(g) hereof, as the case may be (or some percentage of such amount if so provided in the Agreement evidencing the Stock Appreciation Right), in addition to the Shares acquired pursuant to the exercise of the Option. If a Stock Appreciation Right Agreement contains an automatic exercise provision described in this Section 7(b)(v) and the Option or any portion thereof to which it relates is exercised within six (6) months from the date the Stock Appreciation Right is granted, such automatic exercise provision shall not be effective with respect to that exercise of the Option. The inclusion in an Agreement evidencing a Stock Appreciation Right of a provision described in this Section 7(b)(v) may be in addition to and not in lieu of the right to exercise the Stock Appreciation Right as otherwise provided herein and in the Agreement.

(c) Stock Appreciation Rights Unrelated to an Option. The Committee may grant to Eligible Employees Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon the death or Retirement of a Grantee, all Stock Appreciation Rights shall become immediately exercisable. Upon the death of a Grantee, the Stock Appreciation Rights held by that Grantee shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate. Upon the Retirement of a Grantee, the Stock Appreciation Rights held by that Grantee shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate. Except as otherwise provided in Section 7(g), the amount payable upon exercise of such Stock Appreciation Rights shall be determined in accordance with Section 7(b)(iii), except that “Fair Market Value of a Share on the date of the grant of the Stock Appreciation Right” shall be substituted for “purchase price under the related Option.”

(d) Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

(e) Form of Payment. Payment of the amount determined under Sections 7(b)(iii) or 7(c), may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and Shares as the Committee deems advisable. In the event that a Stock Appreciation Right is exercised within the sixty-day period following a Change in Control, any amount payable shall be solely in cash. If the Committee decides to make full payment in Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Section 7(b)(iii) or 7(c) to an officer of the Company or a Subsidiary who is subject to Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company’s quarterly or annual statements of earnings.

(f) Restrictions. No Stock Appreciation Right may be exercised before the date six (6) months after the date it is granted, except in the event that the death of the Grantee occurs before the expiration of the six-month period.

(g) Effect of Change in Control. In the event of a Change in Control, subject to Section 7(f), all Stock Appreciation Rights shall become immediately and fully exercisable.

8. Restricted Stock. The Committee may grant Awards of Restricted Stock which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may require and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the following terms and provisions:

(a) Rights of Grantee.

(1) Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee, provided that the Grantee has executed an Agreement evidencing the Award, an Escrow Agreement, appropriate blank stock powers and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, an Escrow Agreement or appropriate blank stock powers or shall fail to pay the purchase price, if any, for the Restricted Stock, the Award shall be null and void. Shares issued in connection with a Restricted Stock Award, together with the stock powers, shall be deposited with the Escrow Agent. Except as restricted by the terms of the Agreement, upon the delivery of the Shares to the Escrow Agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the shares and to receive, subject to Section 8(d), all dividends or other distributions paid or made with respect to the Shares.

(2) If a Grantee receives rights or warrants with respect to any Shares which were awarded to him as Restricted Stock, such rights or warrants or any Shares or other securities he acquires by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the Grantee free and clear of the restrictions and obligations provided by this Plan.

(b) Non-Transferability. Until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. Upon the termination of employment of the Grantee, all of such Shares with respect to which restrictions have not lapsed shall be resold by the Grantee to the Company at the same price paid by the Grantee for such Shares or shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if no purchase price had been paid for such Shares. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate.

(c) Lapse of Restrictions.

(1) Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee may determine; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee of the Company or a Subsidiary from the date the Award was granted, or unless the Committee sets a later date for the lapse of such restrictions.

(2) In the event of a Change in Control, all restrictions upon any Shares of Restricted Stock shall lapse immediately and all such Shares shall become fully vested in the Grantee thereof.

(3) In the event of termination of employment as a result of death or Retirement of a Grantee, all restrictions upon Shares of Restricted Stock awarded to such Grantee shall thereupon immediately lapse. The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Shares of Restricted Stock awarded hereunder, unless the Committee sets a later date for the lapse of such restrictions.

(d) Treatment of Dividends. At the time of an Award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares of Restricted Stock by the Company shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such Shares, in which case such dividends shall be paid over to the Grantee, or (ii) the forfeiture of such Shares under Section 8(b) hereof, in which case such dividends shall be forfeited to the Company, and such dividends shall be held by the Company for the account of the Grantee until such time. In the event of such deferral, interest shall be credited on the amount of such dividends held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

(e) Delivery of Shares. When the restrictions imposed hereunder and in the Plan expire or have been cancelled with respect to one or more shares of Restricted Stock, the Company shall notify the Grantee and the Escrow Agent of same. The Escrow Agent shall then return the certificate covering the Shares of Restricted Stock to the Company and upon receipt of such certificate the Company shall deliver to the Grantee (or such Grantee’s legal representative, beneficiary or heir) a certificate for a number of shares of Common Stock, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Shares of Restricted Stock for which restrictions have been cancelled or have expired. A new certificate covering Shares of Restricted Stock previously awarded to the Grantee which remain restricted shall be issued to the Grantee and held by the Escrow Agent and the Agreement, as it relates to such shares, shall remain in effect.

9. Loans.

(a) The Company shall not make or arrange any personal loans to a Grantee or Optionee who is an executive officer of the Company in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option. Such prohibition shall not prevent the Company or a Subsidiary from making or arranging such loans to an Optionee or Grantee who is not an executive officer of the Company (if approved by the Committee) , in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions, including the rate of interest, if any, as the Committee shall impose from time to time, not inconsistent with the Plan.

(b) No loan made in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan shall exceed the sum of (i) the aggregate purchase price payable pursuant to the Option or Award with respect to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by the Optionee or Grantee with respect to the Option or Award. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of any such Shares.

(c) No loan in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option made under the Plan shall have an initial term exceeding ten (10) years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than (i) one (1) year after termination of the Optionee’s or Grantee’s employment due to death or retirement, or (ii) the date of termination of the Optionee’s or Grantee’s employment for any reason other than death or retirement.

(d) Loans in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan may be satisfied by an Optionee or Grantee, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date of such payment is equal to the cash amount for which such Shares are transferred.

(e) A loan in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan shall be secured by a pledge of Shares with a Fair Market Value of not less than the principal amount of the loan. After partial repayment of a loan, pledged shares that are no longer required as security may be released to the Optionee or Grantee.

(f) Every loan in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

10. Adjustment Upon Changes in Capitalization.

(a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options or

Awards may be granted under the Plan, the number and class of shares as to which Options or Awards have been granted under the Plan, and the purchase price therefor, if applicable.

(b) Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 425(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 425 of the Code.

(c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different shares of stock or securities (other than rights or warrants to purchase securities), such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares or units pursuant to the Award prior to such Change in Capitalization.

11. Effect of Certain Transactions. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Company’s assets, provision shall be made in connection with such transaction for the assumption of the Plan and the Options or Awards theretofore granted under the Plan, or the substitution for such Options or Awards of new options or awards of the Successor Corporation, with appropriate adjustment as to the number and kind of shares and the purchase price for shares thereunder.

12. Release of Financial Information. A copy of the Company’s annual report to shareholders shall be delivered to each Optionee and Grantee at the time such report is distributed to the Company’s shareholders. Upon request the Company shall furnish to each Optionee and Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act, since the end of the Company’s prior fiscal year.

13. Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Sections 10 and 11 hereof, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

(a) increase the number of Shares as to which Options or Awards may be granted under the Plan; or

(b) change the class of persons eligible to participate in the Plan.

The following amendments shall not require Shareholder approval unless required by law or regulation to preserve the intended benefits of the Plan to the Company or the participants:

(a) change the minimum purchase price of Shares pursuant to Options or Awards as provided herein;

(b) extend the maximum period for granting or exercising Options provided herein; or

(c) otherwise materially increase the benefits accruing to Eligible Employees under the Plan.

Except as provided in Sections 10 and 11 hereof, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee or Grantee, as the case may be.

14. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

16. Regulations and Other Approvals; Governing Law.

(a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New Jersey without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b) The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code (each as amended from time to time) and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith to the extent necessary. Any provisions inconsistent with such Rule or Section shall be inoperative but shall not affect the validity of the Plan or any grants thereunder.

(d) Except as otherwise provided in Section 13, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(e) Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions unacceptable to the Committee.

(f) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution.

17. Miscellaneous.

(a) Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

(b) Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option or Award. Notwithstanding anything to the contrary contained herein, if an Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Company shall have the right to require such Optionee or Grantee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 425(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him or her pursuant to his or her exercise of the Incentive Stock Option within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of transfer of the Share or Shares to the Optionee pursuant to the exercise of such Option, he or she shall, within ten (10) days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

(c) Designation of Beneficiary. Each Optionee and Grantee may, with the consent of the Committee, designate a person or persons to receive in the event of his/her death, any Option or Award or any amount payable pursuant thereto, to which he/she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee fails effectively to designate a beneficiary, then his/her estate will be deemed to be the beneficiary.

18. Effective Date. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of a majority of the votes cast at a meeting of shareholders at which a quorum is present to be held within twelve (12) months of such adoption. No Options or Awards shall vest hereunder unless such Shareholder approval is obtained.

Appendix B

VALLEY NATIONAL BANCORP

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of Valley National Bancorp (the “Company”), (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit, risk management, loan review and regulatory compliance functions, and the independent auditors, and (4) compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the Audit Committee Report required to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than four members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange (the “NYSE”) and the “independence” requirements of the Sarbanes-Oxley Act of 2002, contained in Section 10A(m) of the Securities Exchange Act of 1934 (the “Exchange Act”).

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee, which shall also designate one person as chairman. Audit Committee members may be replaced by the Board.

Committee Authority and Responsibilities

The Audit Committee shall be directly responsible for and have the sole authority to appoint or replace the independent auditors, and shall pre-approve all audit engagement fees and terms and all non-audit engagements with the independent auditors in accordance with the rules of the NYSE and Section 10A(i) of the Exchange Act. The independent auditors shall report directly to the Audit Committee. The Audit Committee shall consult with management but shall not delegate its responsibilities hereunder.

The Audit Committee shall receive from the independent auditors the reports on critical accounting policies and practices, alternative treatments and material communications with management as required by Section 10A(k) of the Exchange Act.

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors or consultants employed by the Committee and to fund its ordinary administrative expenses necessary and appropriate to carry out its duties. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet regularly with management and at least quarterly with the Chief Audit Executive, the Chief Risk Officer and the independent auditors in separate executive sessions. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

Additional Responsibilities

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in management’s discussion and analysis of financial condition and results of operations, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2. Review and discuss with management and the independent auditors the Company’s quarterly financial performance prior to the release to the press, and the quarterly financial statements prior to the filing of its Form l0-Q, including the use of “pro-forma”, non-GAAP information and the results of the independent auditors’ reviews of the quarterly financial statements.

3. Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

4. Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

5. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

6. Discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(a) The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

(b) The management letter provided by the independent auditors and the Company’s response to that letter.

(c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

7. Discuss with management due diligence examinations planned or conducted in connection with the Company’s significant proposed acquisitions.

Oversight of the Company’s Relationship with the Independent Auditors

8. Review the experience and qualifications of the senior members of the independent auditor’s team.

9. Obtain and review a report from the independent auditors at least annually describing (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company. After reviewing such report the Audit Committee will evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

10. Assure that the lead audit partner of the independent auditors and the audit partner responsible for reviewing the audit are rotated at least every five years and consider rotation of the independent auditing firm itself on a regular basis.

11. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account (recognizing that the independent auditors may not perform the audit if the chief executive officer, controller, chief financial officer or chief accounting officer was employed by the independent auditors and participated in any capacity in the audit during the one year preceding the initiation of the audit).

12. Discuss with the national office of the independent auditors issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

13. Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

14. Determine through discussions with the independent auditors and internal auditors that management placed no restrictions on the scope of their examinations or on efficient completion of audits.

Oversight of the Company’s Internal Audit and Risk Management Functions

15. Review and approve the appointment of the Chief Audit Executive and the Chief Risk Officer.

16. Review the significant reports to management prepared by the internal audit department and management’s responses, resolve significant differences between internal audit and management and mandate corrective action.

17. Receive reports on the effectiveness of the Company’s risk management processes (identification, measurement, monitoring and control) from the Chief Risk Officer, and review and, as appropriate, approve policies and procedures governing risk management.

18. Review with management and the independent auditors the responsibilities, budget and staffing of the internal audit, risk management, loan review and regulatory compliance departments, and any recommended changes in the planned scope of the internal audit or the roles of the other functions. As appropriate, approve the plans, budgets and staffing of the four functions.

19. Review and approve the Internal Audit Department Charter.

Oversight of the Company’s Compliance

20. Obtain from the independent auditors assurance that Sections (a) through (k) of Section 10A of the Exchange Act have not been implicated.

21. Obtain reports from management, the Chief Risk Officer, Regulatory Compliance, BSA/AML Compliance, and the Chief Audit Executive indicating whether they have become aware that any of the activities of the Company and its subsidiaries are not in material conformity with applicable legal requirements or the Company’s Code of Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to any material issues that have been brought to the Committee’s attention concerning compliance with applicable laws and regulations and with the Company’s Code of Conduct. Monitor the company’s antifraud measures with respect to appropriate fraud deterrence and prevention measures.

22. Review the procedures that are established as required by Section 10A (m) of the Exchange Act for:

(a) The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

(b) The confidential, anonymous submission by employees of the Company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

23. Review regulatory issues reported in examination reports received from the Comptroller of the Currency and Federal Reserve and responses by the Company to those reports.

24. Monitor compliance with Section 404(a) of the Sarbanes-Oxley Act of 2002 (Exchange Act rules 13a-15 and 15d-15), Section 112 of the FDIC Improvement Act (12 U.S.C. 1831m) and part 363 of the FDIC’s regulations, which require an annual report by management and an attestation by the independent outside auditors on the Bank’s internal controls over financial reporting and compliance issues.

25. Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

26. Discuss with the Company management legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

27. One member of the Audit Committee should attend meetings of the Anti-Money Laundering and Bank Secrecy Act Oversight Committee.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations, or to conduct risk-management activities. The independent and internal auditors plan and conduct audits. Management prepares the Company’s financial statements and disclosures and conducts risk-management activities.

ANNUAL MEETING OF SHAREHOLDERS OF

VALLEY NATIONAL BANCORP

April 5, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯Please detach along perforated line and mail in the envelope provided.¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF 14 DIRECTORS:

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

☐  Andrew B. Abramson

☐  Pamela R. Bronander

☐  Eric P. Edelstein

☐  Mary J. Steele Guilfoile

☐  H. Dale Hemmerdinger

☐  Graham O. Jones

☐  Walter H. Jones, III

☐  Gerald Korde

☐  Michael L. LaRusso

☐  Gerald H. Lipkin

☐   Robinson Markel

☐   Robert E. McEntee

☐  Richard S. Miller

☐  Barnett Rukin

		2. APPROVAL OF THE AMENDMENT TO VALLEY’S 1999 LONG-TERM STOCK INCENTIVE PLAN. 3. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.	FOR ☐ ☐	AGAINST ☐ ☐	ABSTAIN ☐ ☐

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Electronic Distribution

If you would like to receive future Valley National Bancorp proxy statements and annual reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

VALLEY NATIONAL BANCORP

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS

WEDNESDAY, APRIL 5, 2006

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WALTER H. JONES, III, ROBERT E. McENTEE and ANDREW B. ABRAMSON and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned’s name at the annual meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at the Crowne Plaza Fairfield (formerly the Prime Hotel & Suites), 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 5, 2006 at 2:00 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted FOR the election of all the proposals.

Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

VALLEY NATIONAL BANCORP

April 5, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. ELECTION OF 14 DIRECTORS:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

☐  Andrew B. Abramson

☐  Pamela R. Bronander

☐  Eric P. Edelstein

☐  Mary J. Steele Guilfoile

☐  H. Dale Hemmerdinger

☐  Graham O. Jones

☐  Walter H. Jones, III

☐  Gerald Korde

☐  Michael L. LaRusso

☐  Gerald H. Lipkin

☐  Robinson Markel

☐  Robert E. McEntee

☐  Richard S. Miller

☐  Barnett Rukin

			2. APPROVAL OF THE AMENDMENT TO VALLEY’S 1999 LONG-TERM STOCK INCENTIVE PLAN. 3. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.	FOR ☐ ☐	AGAINST ☐ ☐	ABSTAIN ☐ ☐
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.